EXHIBIT 10.1**

AMENDED AND RESTATED
LICENSE AGREEMENT

BETWEEN

TOMMY HILFIGER LICENSING LLC

(“LICENSOR”)

AND

MOVADO GROUP, INC AND SWISSAM PRODUCTS LIMITED

(“LICENSEE”)

** CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED FROM PAGES 3, 6, 8, 10, 15, 17-24, 29, 33 and 35 AND FROM EXHIBITS C, D, F, G, H, I AND J AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) PUSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (“1934 ACT”).

TABLE OF CONTENTS

LICENSE AGREEMENT                                                          1
PREMISES                                             1
ARTICLE 1. DEFINITIONS                                                                 1
1.1           Affiliate.……………………………………………………………………………….…..1
1.2           Agreement…………………………………………………………………………………1
1.3           Annual Period……………………………………………………………………………..1
1.4           Close-Outs…………………………………………………………………………………2
1.5           Close Out Customer……………………………………………………………………….2
1.6           Distributor………………………………………………………………………………… 2
1.7           Franchisee………………………………………………………………………………… 2
1.8           Gross Sales………………………………………………………………………………... 2
1.9           Guaranteed Minimum Royalty………….………………………………………………...2
1.10           Inventory……………………………………………………………………………….…2
1.11           Inventory Schedule………………………………………………………………………2
1.12           Labels……………………………………………………………………………………...2
1.13           Licensed Products………………………………………………………………………  2
1.14           Minimum Sales Level.……………………………………………………………………2
1.15           Net Sales…………………………………………………………………………………..2
1.16           Off Price Sales…………………………………………………………………………….3
1.17           Percentage Royalty……………………………………………………………………….3
1.18           Program Sales……………………………………………………………………………..3
1.19           Seasonal Collection……………………………………………………………………….3
1.20           Seconds……………………………………………………………………………………3
1.21           Subcontractor……………………………………………………………………………...3
1.22           Supplier…………………………………………………………………………………….3
1.23           Term………………………………………………………………………………………..4
1.24           Territory…………………………………………………………………………………....4
1.25           Third Party Manufacturer………………………………………………………………...5
1.26           Tommy Hilfiger Stores……………………………………………………………………5
1.27           Tommy Hilfiger Websites………………………………………………………………..5
1.28           Trade Secrets……………………………………………………………………………...5
1.29           Trademarks………………………………………………………………………………..5

ARTICLE 2. GRANT                                                            5
2.1           License…………………………………………………………………………………….....5
2.2           Exclusivity; Competitors…………………………………………………………………....5
2.3           Reservations………………………………………………………………………………....5
2.4           Distribution of Jewelry Products…………………………………………………………..6

ARTICLE 3. TERM OF THE AGREEMENT                                                                                       7
3.1           Term………………………………………………………………………………………......7
3.2           Extension…………………………………………………………………………………......7

ARTICLE 4. ORGANIZATION                                                                                                            7
4.1           Organization…………………………………………………………………………...…….7

ARTICLE 5. APPROVALS                                                                                                                    8
5.1           Approvals…………………………………………………………………………………....8

ARTICLE 6. DESIGN AND MANUFACTURING                                                                          9
6.1           Seasonal Design, Time and Action Calendar…………………………………………..9
6.2           Overall Commitment to Quality…………………………………………………………..9
6.3           Samples of Manufactured Products……………………………………………………..9
6.4           Non-Conforming Products……………………………………………………………......9
6.5           Withdrawal of Approval……………………………………………..………………..….10
6.6           Assistance by Licensor………..………………………………………………………....10
6.7           Ownership of Designs…………………………………………………………………….11
6.8           Cost of Designs, Samples………………………………………………………………...11
6.9           Code of Conduct…………………………………………………………………………..11
6.10           Monitoring Program……………………………………………………………………...12
6.11           Third Party Manufacturing Agreement………………………………………………...12
6.12           Information About Third Party Manufacturers, ………………………………………12
6.13           Inspection of Facilities…………………………………………………………………...13
6.14           Compliance with Applicable Laws- Generally.…………………………………...…….13
6.15           Notice on Invoices………………………………………………………………….…….14
6.16           Meetings……………………………………………………………………………..…….14
6.17           Anti-Counterfeiting………………………………………………………………….……14

ARTICLE 7. BRAND DEVELOPMENT, SALES AND MARKETING                                           14

7.4           Sales/Marketing Plans  ........………………………………………………………….....…15

7.9           Showrooms and In-Store Shops………………………………………………………….17
7.10           Products for Licensor’s Use……………………………………………………………..17
7.11           Purchases By Licensor…………………………………………………………………...17
7.12           Purchases By Outlet Stores Owned or Operated by Licensor or its Affiliates……..18

7.13           Purchases By Tommy Hilfiger Stores, Websites and Franchisees…………………..18
7.14           Disposal of Off-Price Products…………………………………………………………..18
7.15           Penalties for Unapproved and Prohibited Sales……………………………………….19

ARTICLE 8. ADVERTISING                                                                                                                20
8.1           Guaranteed Minimum and Brand Advertising Payments………………………………20
8.2           Percentage Advertising Payment………………………………………………………...20
8.3           Media Plan and Licensor’s Advertising Spending……………………………………..21
8.4           Approval of Labels and Licensee’s Advertising……………………………………….22
8.5           Launch…………………………………………………………………………………...….22

ARTICLE 9. ROYALTIES AND RELATED FEES                                                                            23
9.1           Guaranteed Minimum Royalty…………………………………………………………....23
9.2           Percentage Royalty……………………………………………………………………..…23
9.3           Royalty Statements………………………………………………………………………...23
9.4           Merchandise Coordinator Program………………………………………………………24
9.5           No Set-Off………………………………………………………………………………......24

ARTICLE 10. MANNER OF PAYMENT, INTEREST, BOOKS AND RECORDS, INSPECTION24
10.1           Manner of Payment……………………………………………………………………….24
10.2           Interest on Late Payments………………………………………………………………..24
10.3           Taxes……………………………………………………………………………………......25
10.4           Books and Records………………………………………………………………………..25
10.5           Underpayments…………………………………………………………………………....25
10.6           Financial Statements……………………………………………………………………....26

ARTICLE 11. REPRESENTATIONS AND WARRANTIES                                                              26
11.1           Representations and Warranties………………………………………………………….26
11.2           Representations by Licensor……………………………………………………………..26
11.3           Representations by Licensee……………………………………………………………..26

ARTICLE 12. CONFIDENTIALITY AND HIRING OF EMPLOYEES                                               27
12.1           Confidentiality…………………………………………………………………………........27
12.2           Hiring of  Employees……………………………………………………………………......27

ARTICLE 13. TRADEMARKS AND COPYRIGHTS                                                                           27

13.9           Monitoring……………………………………………………………………………......….29

ARTICLE 14. INSOLVENCY                                                                                                                  29
14.1           Effect of Proceeding in Bankruptcy……………………………………………………....29
14.2           Rights Personal………………………………………………………………………….....30
14.3           Trustee in Bankruptcy ……………………………………………………………………30

ARTICLE 15. EXPIRATION AND TERMINATION                                                                        30
15.1           Other Rights Unaffected…………………………………………………………….…....30
15.2           Termination without Right to Cure………………………………………………………30
15.3           Termination with Right to Cure……………………………………………………….….31
15.4           Effect of Expiration or Termination………………………………………………….…..32
15.5           Freedom to License………………………………………………………………….……33
15.6           Royalty Payments on Termination…………………………………………………..….33

ARTICLE 16. RELATIONSHIP BETWEEN THE PARTIES                                                          34
16.1           No Agency……………………………………………………………………………….34

ARTICLE 17. CUSTOMS                                                                                                                    34
17.1           Compliance…………………………………………………………………………..……34
17.2           Notices to Licensor………………………………………………………………………34

ARTICLE 18. INDEMNIFICATION AND INSURANCE                                                                 34
18.1           Indemnification by Licensee……………………………………………………………..34
18.2           Notice of Suit or Claim………………………………………………………………….....35
18.3           Indemnification by Licensor……………………………………………………….……..35
18.4           Insurance.………………………………………………………………………………..35

ARTICLE 19. NOTICES                                                                                                                    36
19.1           Manner of Notice……………………………………………………………….……...36

ARTICLE 20. MISCELLANEOUS                                                                                                    37
20.1           Benefit……………………………………………………………………………………37
20.2           Entire Agreement; Amendment…………………………………………………….….37
20.3           Non-Waiver……………………………………………………………………..….……37
20.4           No Assignment Without Consent……………………………………………..……...37
20.5           Assignment by Licensor……………………………………………………………….38
20.6           Severability………………………………………………………………………………38

20.7           Governing Law…………………………………………………………………………..38
20.8           Jurisdiction……………………………………………………………………………….38
20.9           Exhibits…………………………………………………………………………………....38
20.10           Headings………………………………………………………………………………...38
20.11           Counterparts…………………………………………………………………...…....…..38
20.12           Force Majeure; Delay…………………………………………………………………..39
20.13           Survival………………………………………………………………………………….39

EXHIBIT A                      LICENSED PRODUCTS
EXHIBIT B                      TRADEMARKS
EXHIBIT C                      ORGANIZATION CHART
EXHIBIT D                      DESIGN, TIME AND ACTION CALENDAR
EXHIBIT E                      SUPPLIER CODE OF CONDUCT
EXHIBIT F                      MINIMUM SALES LEVELS
EXHIBIT G                      GUARANTEED MINIMUM ROYALTY/ EXTENSION TERM
EXHIBIT H                      COMPETITIVE BRANDS
EXHIBIT I                      APPROVED CUSTOMERS IN JAPAN
EXHIBIT J                      INITIAL BUSINESS PLAN

LICENSE AGREEMENT

THIS AMENDED AND RESTATED LICENSE AGREEMENT is entered into as of the 16 day of Sept, 2009, by and between TOMMY HILFIGER LICENSING LLC, a Delaware limited liability company, having an address at 200 Liberty Way, Cranbury, New Jersey 08512 (“Licensor”) and MOVADO GROUP, INC., a New York corporation, having its offices at 650 From Road, Paramus, New Jersey 07652 (“MGI”) and SWISSAM PRODUCTS LIMITED, a Hong Kong corporation, having its offices at 5th Floor, Alexander House, 18 Charter Road, Hong Kong  (“SPL,” and together with MGI, "Licensee"), with reference to the following premises.
PREMISES

A.           Licensor’s Trademarks (as defined below) are famous and valuable, and are associated with substantial goodwill in connection with apparel and related products.

B.           Licensee recognizes the fame, value of, and goodwill associated with the Trademarks and that all rights to the Trademarks, and the goodwill associated therewith, belong exclusively to Licensor.

C.           Licensor, MGI and Movado Watch Company, SA (a wholly owned subsidiary of MGI, “MWC”)  have previously entered into a license agreement dated June 3, 1999 (as heretofore amended, the “Existing License Agreement”) to use the Trademarks, on and in connection with the manufacture, importation, distribution, promotion, advertising and sale of the Licensed Products (as defined below) in the Territory (as defined below); and MWC has assigned all of its interest in the Existing License Agreement to SPL.

D.           Licensor and Licensee desire to amend and restate the Existing License Agreement subject to the terms and conditions set forth below.

E.           In consideration of these premises and the mutual covenants herein expressed, and for other good consideration, which the parties hereby acknowledge, the parties hereby agree as follows.

ARTICLE 1.                                DEFINITIONS

1.1 “Affiliate”
means, with respect to either party, a person or business entity, whether a corporation, partnership, joint venture or otherwise, which now or hereafter controls, or is controlled, directly or indirectly by such party, or is under common control with such party.

1.2 “Agreement”
 means this agreement.

1.3 “Annual Period”
means the twelve-month period beginning on April 1 and ending on March 31.

1.4 “Close-Outs”
means first quality Licensed Products that under applicable industry standards are not sold to regular customers, although they were originally intended for sale to such customers (such as overruns and sales of excess merchandise).  Close-Out sales shall not include Program Sales.

1.5 “Close-Out Customer” means a purchaser of Close-Outs that regularly and primarily is engaged in the resale of Close-Outs

1.6 “Distributor” means a person or entity appointed by Licensee to purchase Licensed Products from Licensee for purposes of reselling the same to approved customers (as set forth in Paragraph 7.7 hereof) in a defined geographic territory, which appointment shall be subject to the approval by Licensor, such approval not to be unreasonably withheld, delayed or conditioned.

1.7 “Franchisee” means the operator of a store which is not owned or affiliated with Licensor and that bears the name “Tommy Hilfiger”, “Hilfiger” or any derivative thereof, authorized by Licensor to sell the Licensed Products from such store to end-customers in a territory.

1.8 “Gross Sales”
means the invoiced amount for Licensed Products shipped by Licensee, before any deductions for allowances, discounts and returns (as are referred to in Paragraph 1.15), insurance and freight.

1.9 “Guaranteed Minimum Royalty”
means the minimum royalty that Licensee shall pay in each Annual Period, as set forth in Paragraph 9.1.

1.10 “Inventory”
means Licensee’s inventory of Licensed Products and of related work in progress.

1.11 “Inventory Schedule”
means a complete and accurate schedule of Inventory.

1.12 “Labels”
means all labels, tags, packaging materials, tickets, advertising and promotional materials and all other forms of identification that bear the Trademarks, affixed to or accompanying the Licensed Products at the point of sale.

1.13 “Licensed Products” means
only those products listed in Exhibit A attached hereto that bear one or more of the Trademarks and are approved by Licensor in accordance with the provisions of this Agreement. Licensee acknowledges that the application of the definition of Licensed Products to a particular item may be unclear.  If there is a dispute over whether a particular item qualifies as a Licensed Product, Licensor’s reasonable written determination shall be conclusive and binding.

1.14 “Minimum Sales Level”
means the minimum Net Sales (as defined below) of Licensed Products that Licensee is required to achieve during each Annual Period, as set forth in Paragraph 7.5.

1.15 “Net Sales”
 means the Gross Sales of Licensed Products, including but not limited to, Seconds and Close-Outs, but not including samples, less only: (a) returns (or destruction in place) that Licensee actually authorizes and, for returns, actually receives, (b) allowances (defined as credits to a customer after delivery, including credits for returns, promotions and markdowns) that Licensee actually grants in writing, and (c) trade discounts (defined as reductions in the list wholesale selling price that are customary in the trade) that Licensee actually grants in writing prior to delivery; and (d) taxes, freight and insurance to the extent the same are separately stated on Licensee’s invoices.  No other deductions from Gross Sales shall be taken in computing Net Sales, including, but not limited to, deductions for special promotions, advertising, warehouse or distribution expenses, or for uncollectible accounts. For the purpose of computing of Net Sales, the foregoing permitted deductions shall not exceed    *
percent of the Gross Sales of Licensed Products shipped in any Annual Period.

1.16 “Off-Price Sales”
means Net Sales (other than sales to Distributors, Approved Corporate Accounts, Licensor, Affiliates of Licensor, Tommy Hilfiger Stores, Tommy Hilfiger Websites and Franchisees) of Seconds (if applicable), Close-Outs, Program Sales (if applicable), and all other sales of Licensed Products at a discount of more than   *   percent off of the
standard wholesale price.

1.17 “Percentage Royalty”
means the amount of money that Licensee shall pay to Licensor in consideration for the grant of this license, as set forth in Paragraph 9.2.  The Percentage Royalty shall be based on the bona fide prices that Licensee charges for Licensed Products to independent retailers or to independent Distributors, as the case may be, in arms’ length transactions. For the avoidance of doubt, if Licensee sells Licensed Products to an Affiliate of Licensee operating as a retailer, the Percentage Royalty shall be based on such bona fide wholesale prices charged by Licensee to independent retailers, and if Licensee sells Licensed Products to an Affiliate of Licensee operating as a Distributor, the Percentage Royalty shall be based on such bona fide prices charged by Licensee to independent Distributors, irrespective, in either case, of Licensee’s internal accounting treatment of such sales.

1.18 “Program Sales”
means sales to a Close-Out Customer of Licensed Products which are manufactured specifically for sale to such Close-Out Customer after at least six (6) months have passed since the initial introduction of such Licensed Products at market.

1.19 “Seasonal Collection”
means a collection of Licensed Products that Licensee shall present to the market in accordance with Paragraph 6.1.

1.20 “Seconds”
 means damaged, imperfect, defective or otherwise non-first quality Licensed Products. Seconds sales may not exceed the stated percentages as set forth in Paragraph 7.14(e) below.

1.21 “Subcontractor”
 means an entity or an individual hired by a Third Party Manufacturer  (other than employees of such Third Party Manufacturer) to perform manufacturing in relation to this Agreement.

1.22 “Supplier”
means an individual or entity that produces components for the Licensed Products, and provides such components to a manufacturer in order to assemble the finished Licensed Products, provided that such individual or entity does not contribute further to the

*CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

manufacture of the Licensed Products.

1.23 “Term”
means the duration of this Agreement, as set forth in Paragraph 3.1, including, if not expressly excluded, all Extensions as defined in Paragraph 3.2, if any.

1.24 “Territory”
means the entire world, excluding Japan (except as to those specific approved customers listed on Exhibit I annexed hereto).  At times this Agreement shall refer to specific regions (“Regions”) defined below:

(a)
Western Hemisphere means the Region including the United States (including its territories and possessions as of the date of this Agreement), Canada, the Caribbean Islands, duty free shops (such as, but not limited to, DFS) worldwide, United States military bases worldwide, Mexico and, commencing as of April 1, 2005,  Latin America.

(b)	Europe means the Region including the following areas (“Areas”):

(i) North Europe means the area including Germany, Austria, Switzerland, Benelux, France, Denmark, Sweden, Iceland, Norway and Finland;

(ii) South Europe means the Area including Spain, Portugal, Greece, Turkey, Italy, Malta and the Middle East (comprising Egypt, Kuwait, Israel, United Arab Emirates, Syria, Saudi Arabia, Morocco and Lebanon);

(iii) United Kingdom means the Area including England, Ireland, Northern Ireland, Scotland and Wales.

(iv) Eastern Europe means Poland, Bulgaria, Romania, Russia (and the countries of the former Soviet Union), Slovenia, Slovakia, Croatia, Serbia, the Czech Republic, and Hungary.

(c)	Pan Pacific means the Region including Hong Kong, Taiwan, Southeast Asia and Australia (specifically not including Japan or Korea).

(d)	Latin America means the Region including the following Areas:

(i) South America means the Area including Paraguay, Colombia, Brazil, Chile, Peru, Argentina, Bolivia and Uruguay, but specifically excluding Venezuela and;

(ii) Central America means the Area including Panama, Nicaragua, Honduras, El Salvador, Ecuador, Guatemala and Costa Rica.

(e)	Korea means the Republic of Korea

(f)	China means the People’s Republic of China and all of its administrative regions

(except as otherwise included in another Region)

1.25 “Third Party Manufacturer”
means an entity or an individual which or whom Licensee either hires or pays to manufacture the Licensed Products.

1.26 “Tommy Hilfiger Stores”
means retail and outlet stores, including flagship stores, within or outside the Territory, owned or operated by Licensor or its Affiliates that bear the name “Tommy Hilfiger”, “Hilfiger” or any derivative thereof as determined by Licensor.

1.27 “Tommy Hilfiger Websites”
means any internet websites owned or operated by Licensor or its Affiliates through which products bearing the Trademarks are sold and/or marketed to consumers and/or the trade.

1.28 “Trade Secrets” means any and all information that derives to its owner independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use, and that is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

1.29 “Trademarks” means only the trademarks set forth in Exhibit B attached hereto, the direct derivatives and variants thereof, and any trademarks used or Licensed by Licensor for use on products with the Trademarks.

ARTICLE 2.                                GRANT

2.1 License
.  Licensor grants to Licensee an exclusive non-assignable license during the Term, subject to all of the obligations and conditions contained in this Agreement, to use the Trademarks in connection with (a) the manufacture of Licensed Products anywhere in the world, and (b) marketing, advertising, sale and distribution at wholesale of Licensed Products by MGI in the United States (including its territories and possessions) and by SPL in the remainder of the geographic areas comprising the Territory.

2.2 Exclusivity; Competitors.
  Licensor agrees that in the event it desires to enter into a license arrangement for the distribution of the Licensed Products in any country other than those included in the Territory, it shall send a notice to Licensee of such intention.  Licensee shall have the right to submit a business plan to Licensor outlining its proposal for obtaining such a license, which Licensor shall consider reasonably and in good faith, provided, however, that Licensor’s decision whether to grant such license shall be final and binding and, provided, further that nothing stated herein shall be construed as an obligation for Licensor to grant Licensee any additional license for countries other than those included in the Territory.

2.3 Reservations
.  This Agreement does not constitute a grant of any rights other than those expressly set forth herein.  In particular, Licensor does not grant to Licensee:

(a)           the right to use the name “TOMMY”, “HILFIGER”, or “TH” individually, or logos representing said names, except to the extent that any such name or logo is included within the Trademarks;

(b)           the right to use any derivative of, or modification to, the Trademarks;

(c)           the right to form a business entity whose name includes the terms “Tommy”, “Hilfiger”, or “TH”;

(d)           an assignment of any right, title or interest in or to the Trademarks; or

(e)           the right to use the Trademarks on invoices, order forms, stationery and related business purposes without Licensor’s prior written approval.

Licensor, and its other licensees and sublicensees, have the right to (i) manufacture and sell products of any and all types and descriptions other than the Licensed Products inside or outside of the Territory, or (ii) to manufacture Licensed Products inside or outside of the Territory for sale outside of the Territory.

Nothing contained in this Agreement shall prohibit Licensor or any Affiliate of Licensor from offering for sale in Tommy Hilfiger Stores and/or on Tommy Hilfiger Websites watches or jewelry that are not Licensed Products.

Except as otherwise provided for herein, no license is granted hereunder for the manufacture, sale or distribution of Licensed Products to be used for publicity purposes, in combination sales, premiums or giveaways, or to be disposed of under or in connection with similar methods of merchandising, such license being specifically reserved for Licensor.  The foregoing provision shall not prohibit Licensee from promoting or advertising the sale of the Licensed Products.

2.4 Distribution of Jewelry Products.  Anything herein to the contrary notwithstanding, Licensee shall launch the sale of jewelry products under one or more of the Trademarks (“Jewelry Products”) consistent with the current business plan (the initial business plan is attached hereto at Exhibit J) (including sales in commercially reasonable quantities of Jewelry Products to Tommy Hilfiger Stores) (i) in Europe                  *                 ; (ii) in Pan Pacific no later than           *                             and (iii) in Latin America no later than April 1, 2012. Without limiting the generality of the foregoing, (i) Licensee shall launch the sale of Jewelry Products in a particular country where other Tommy Hilfiger products are sold within twelve (12) months of Licensor’s specific written request to so launch the sale of Jewelry Products in such country, provided that Licensor will not request any such launch in any country included as part of Europe, Pan Pacific or Latin America earlier than the respective date set forth above for such Region, and (ii) any launch of the sale of Jewelry Products by Licensee  hereunder shall be subject to Licensor’s prior written approval of a business plan submitted by Licensee to Licensor which sets forth Licensee’s sales, marketing and advertising plans for such sales in the relevant Region or country. Licensor’s approval of any such business plan shall not be unreasonably withheld, delayed or conditioned. Beginning at the time of the initial launch of Jewelry Products and continuing thereafter, Movado shall sell Jewelry Products to Tommy Hilfiger Stores anywhere in the world that wish to purchase them.  If Licensee fails to launch the sale of Jewelry Products on or before the date set forth above for a particular Region or Licensee fails to launch the sale of Jewelry Products in a particular country within

*CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

twelve (12) months of Licensor’s request to do so, as required by this Paragraph 2.4 and such failure is not the result of any action or inaction on the part of Licensor contrary to the terms of this Agreement  or any event of force majeure, then Licensor may terminate this Agreement as to such Region or country, as the case may be, with respect to Jewelry Products only, within ninety (90) days after written notice to Licensee if within said ninety (90) days Licensor shall not have remedied such failure, in which case Licensee shall lose its right to sell and distribute Jewelry Products in such Region or country.

ARTICLE 3.                                TERM OF THE AGREEMENT

3.1 Term
.  The initial Term of this Agreement shall commence on April 1, 2009 and expire on March 31, 2014, unless sooner terminated in accordance with the provisions of this Agreement.  If as of January 1, 2012, Licensor believes that higher Minimum Sales Levels are justified for the Annual Periods April 1, 2012 – March 31, 2013 and April 1, 2013 – March 31, 2014, the parties shall discuss raising those Minimum Sales Levels.

3.2 Extension
.  This Agreement shall be extended for an additional five (5) year renewal period commencing on April 1, 2014 and ending on March 31, 2019 (the “Extension Term”), provided that Licensee:

(a)           makes a request for Extension in writing at least twelve (12) months, but no more than fifteen (15) months,  before the expiration of the applicable Term or Extension Term; and

(b)           at the time it requests any Extension and as of the end of the initial Term, is in compliance with the terms and conditions of this Agreement;

(c)           submits a business plan for the Extension Term that Licensor approves at least six (6) months prior to expiration of the Term; and

(d)           has achieved Minimum Sales Levels in at least two (2) Annual Periods prior to the April 1, 2013 – March 31, 2014 Annual Period and, as of the date the business plan for the Extension Term is approved, has projected and committed to achieving the applicable Minimum Sales Level for the balance of the then expiring Term.

Licensee acknowledges that the twelve (12) month advance notice is necessary to maintain the continuity of Licensor’s licensing and marketing programs and the goodwill associated with the Trademarks.  Time is of the essence in this regard and Licensee’s failure to make its request in time shall constitute a conclusive decision by Licensee not to seek an Extension Term.  Upon such failure, Licensor has the right, without notice to Licensee, to immediately replace Licensee as of the end of the Term as provided for in Paragraph 15.5 hereunder.

ARTICLE 4.                                ORGANIZATION

4.1 Organization
.  Licensee shall, at its sole cost and expense, employ the following persons or persons with similar titles and responsibility, who will, except as specifically indicated, work exclusively with Licensor’s representatives on Licensee’s business arising under this Agreement and will report directly to the President of Licensee or his or her designee:

Region                                           Position

                             *                                              *

Furthermore, at any time during the Term or any Extension Term, Licensor may reasonably require that Licensee hire a separate Global Director of Marketing, apart from the President, in which event the parties will discuss such request in good faith.  All of these individuals will be hired with the prior approval of Licensor and shall be relieved of their duties under this Agreement at the request of Licensor.  In addition, Licensee shall maintain a sales force dedicated exclusively to the sale of Licensed Products. The sales force shall not be deemed to include merchandise coordinator’s or account representatives.  Exhibit C attached hereto sets forth Licensee’s organization chart of said personnel.  Licensee shall maintain a separate division of its company dedicated exclusively to the sale of Licensed Products.  At such time that Net Sales of Jewelry Products equal or exceed          *        during any Annual Period the parties shall enter into good faith discussions regarding the creation by Licensee of separate divisions for watches and Jewelry Products.  Unless otherwise agreed by Licensor Licensee shall maintain throughout the Term (i) a separate division based in Switzerland for Europe; (ii) a separate division based in Hong Kong for Pan Pacific and (iii) a separate division based in a location to be approved by Licensor for Latin America.

ARTICLE 5.                                APPROVALS

5.1 Approvals
.  Licensor shall retain overall creative control for the brand, Trademarks, Licensed Products, and related advertising hereunder. Licensee shall present to Licensor in writing all plans, products, proposals, customers, advertising, and other materials and items requiring Licensor’s approval under this Agreement.  Except as otherwise stated in this Agreement, all approvals of Licensor shall be in its sole and subjective discretion.  A submission for approval under this Paragraph 5.1, or under any other provision of this Agreement, shall be deemed disapproved unless Licensor delivers a notice of approval within twenty (20) days after receipt of the request from Licensee, or such other period of time as may otherwise be agreed to by the parties.  Licensor will use reasonable efforts to provide an explanation for its disapproval in a timely manner, but no such explanation shall be deemed to waive, estopp or otherwise diminish Licensor’s right to decide future requests for approvals or reconsideration in its sole discretion.  Without limitation to the foregoing, Licensor has no obligation to approve, review or consider any item that does not strictly comply with submission procedures announced by Licensor.  Approval by Licensor shall not be deemed to be a determination that the approved matter complies with all applicable regulations and

*CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

laws.  Licensee may not exhibit, display, manufacture, sell, use, distribute or advertise any disapproved item.  In the event that it is necessary for Licensor to perform on-site approvals, Licensee shall pay any and all reasonable expenses, including travel, incurred by Licensor with respect to such on-site approvals.

ARTICLE 6.                                DESIGN AND MANUFACTURING

6.1 Seasonal Design, Time and Action Calendar
.  Attached hereto as Exhibit D is Licensee’s design, time and action calendar for the Term of the Agreement.  Each Annual Period, Licensee shall present to the market at least four (4) Seasonal Collections – Fall, Holiday, Spring, and Summer.  On or about each January 15th, Licensee shall present a design, time and action calendar for the next succeeding July through December.  On or about each July 15th, Licensee shall present a design, time and action calendar for the next succeeding January through June.

6.2 Overall Commitment to Quality
. Licensee shall maintain the distinctiveness of the Trademarks and the image and high quality of the goods bearing the Trademarks. The Licensed Products shall at all times be at least commensurate with the reputation, image and prestige of the Trademarks and be of high quality as to workmanship, construction, appearance, fabrication, design and materials used therein and generally associated with the Licensor's and its other licensee's goods bearing the Trademarks (collectively “Quality”), and shall be at least equal in Quality to the samples of Licensed Products submitted by Licensee and approved in writing in advance by Licensor pursuant to Paragraph 6.3 hereof.

6.3 Samples of Manufactured Products
. Before Licensee may exhibit, display or distribute any Licensed Products in any Seasonal Collection, Licensee shall submit samples of each of said Licensed Products and the Labels thereon to Licensor for its prior written approval, utilizing any submission form as reasonably provided by Licensor.  Any approval given hereunder shall apply only to that Seasonal Collection for which it is submitted to Licensor. In addition, any such approvals shall authorize Licensee to make only such quantities of the approved item as Licensee reasonably expects to sell to its regular customers (excluding customers approved for sales of Close-Outs) and to Licensor, Licensor’s Affiliates and Distributors.  Licensee shall submit to Licensor additional samples of Licensed Products upon Licensor’s reasonable request.  Licensee shall provide all samples to Licensor at Licensee’s sole cost and expense.  Once samples have been approved, Licensee may manufacture only in accordance with such approved samples and shall not make any material changes for manufacture without Licensor’s prior written approval.  No Licensed Products (including samples) may be exhibited, displayed, distributed and/or sold by Licensee pursuant to this Agreement unless such Licensed Products are in substantial conformity with, and at least equal in, Quality to the samples previously approved by Licensor in accordance with this Paragraph 6.3.

6.4 Non-Conforming Products
.  In the event that any Licensed Product is, in the judgment of Licensor, not being manufactured and distributed in accordance with the previously approved Quality, Licensor shall notify Licensee and Licensee shall promptly repair or change such Licensed Product to conform thereto.  If after Licensor’s request a Licensed Product as repaired or changed does not strictly conform and conformity cannot be obtained after one (1) resubmission, Licensee may sell the item but only after removing from the item the Trademarks and Labels or may sell the same as a clearly marked Second or irregular.  Notwithstanding anything in this Paragraph 6.4 to the contrary, sales of all such products using any of Licensor's exclusive designs, whether or not bearing Labels or the Trademarks, shall nonetheless be subject to royalty payments pursuant to Article 9.  In the event that Licensor finds any Licensed Products in the marketplace that, in Licensor's judgment, are inconsistent with approved Quality for such Licensed Products at the time of their sale, then Licensor shall notify Licensee thereof and promptly provide such information with respect thereto as Licensee shall reasonably request.  In the event that, after receiving all such information, Licensee fails within ten (10) days to either correct such inconsistencies or remove such Licensed Products from the market, then Licensor may, at Licensee’s expense, purchase such Licensed Products and bill such costs to Licensee.  Licensee shall pay all royalties due on sales of nonconforming goods.  Licensor may require Licensee to recall any Licensed Products not consistent with approved Quality.

6.5 Withdrawal of Approval
.  If at any time any Licensed Product ceases to be acceptable to Licensor, Licensor shall have the right in the exercise of its sole discretion to withdraw approval of such Licensed Product, a “Family” of which (meaning all men’s and women’s models) in any Annual Period (following the first full Annual Period in which such Family is first introduced) sells less than               *             not including Seconds and Close-Outs, in the aggregate.  Notwithstanding the foregoing, Licensor acknowledges that certain Jewelry Product Families may not be forecasted to sell           *      and that Licensee’s failure to sell          *         of such a Jewelry Product Family shall not constitute a basis for withdrawal of approval. Upon withdrawal of approval, Licensee shall cease the use of the Trademarks in connection with the manufacture, distribution, promotion, advertising, and use of such Licensed Product(s).  Notice of such election by Licensor to withdraw approval shall not relieve Licensee from its obligation to pay royalties on sales of such product(s) made by Licensee prior to the date of disapproval or thereafter as permitted.  Licensee may, however, complete work in progress for three (3) months from notice of withdrawal of approval, sell all existing Inventory of such Licensed Products and utilize materials on hand provided that it submits proof of such work in progress and inventory of such discontinued Licensed Product to Licensor.  All such discontinued Licensed Products shall be sold or otherwise disposed of in the manner set forth in Paragraph 15.4 (h) within twelve (12) months of receipt of notice of withdrawal of approval.

6.6 Assistance by Licensor
.  Licensor shall provide creative concepts and fashion direction for each Seasonal Collection. Licensor has ultimate design and creative approval rights, and written approval is required at key dates as indicated in the design, time and action calendar. At least four (4) times during each Annual Period, Licensee may, at its expense, visit Licensor’s offices, factories, showroom, and other places of business, and attend Licensor’s sales meetings to obtain additional know-how and assistance with respect to Licensed Products.  The scheduling of such visits shall be at times mutually convenient to the parties hereto.  If Licensee requests Mr. Tommy Hilfiger or any other member(s) of Licensor’s staff to make a personal appearance, to attend any function, to visit Licensee’s manufacturing plants or facilities or to attend any design meetings, all of the foregoing shall be subject to scheduling availability, if any, and Licensee shall pay all reasonable expenses in connection therewith, including appropriate airfare, lodgings, meals and local transportation consistent with the travel policy of Licensor, understanding and agreeing that if Licensee requests Mr. Tommy Hilfiger to make such an appearance, Licensee shall pay all expenses in connection therewith, including appropriate

*CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

airfare, lodgings, meals and local transportation consistent with Mr. Tommy Hilfiger’s typical travel arrangements (e.g., private aircraft transportation).  Licensor shall at least four (4) times during each Annual Period, upon request by Licensee, make available to Licensee certain samples, designs, colors, samples of materials, Labels and artwork, the cost of which shall be borne by Licensee at the cost incurred by Licensor to provide the same. In addition to the foregoing, for marketing purposes, Licensor shall, upon request, make available to Licensee such of the following that are available to Licensor: (a) reports on marketing policy of Licensor; (b) reports on color, style and fabric trends; (c) at Licensee’s cost, samples of advertising materials; (d) display ideas; and (e) Labels.

6.7 Ownership of Designs
.  All right, title and interest, including copyright and goodwill, in and to all unique and legally protectable samples, sketches, designs, and other materials, whether created hereunder by Licensor, by Licensee, or by third parties (and, if created by Licensee or by any third party, used on or as part of or in connection with Licensed Products), including any modifications or improvements thereto, are the exclusive property of Licensor or its Affiliates; and this Agreement constitutes an assignment by Licensee to Licensor of such rights, to the extent they are not already the property of Licensor, and are licensed hereunder solely and exclusively for use in connection with the manufacture and distribution of Licensed Products in the Territory.   Provided, however, that notwithstanding anything to the contrary contained herein, Licensor shall not have any exclusive right, title or interest in or to any such samples, sketches, designs or other materials that were previously used by Licensee or by any third party on or as part of watches or clocks other than the Licensed Products.  Licensor may use and permit others to use said designs and other materials in any manner it desires (other than on Licensed Products in the Territory during the Term), provided that such use does not conflict with any rights that Licensor is granting to Licensee hereunder.  Licensee specifically acknowledges that such designs and other materials may be used by Licensor and other licensees on Licensed Products in jurisdictions outside the Territory and on products other than Licensed Products anywhere in the world.  Licensee shall place appropriate notices, reflecting ownership of such design rights by Licensor, on all Licensed Products, Labels and advertising and promotional materials if requested by Licensor in writing on a case by case basis and if Licensee reasonably determines that such placement is practicable.  Neither Licensee nor any Affiliate or any other person or entity with whom Licensee has a contractual relationship or who is otherwise under Licensee’s control, shall do or allow to be done anything that may adversely affect any of Licensor’s design rights.  Licensee shall disclose and freely make available to Licensor any and all developments or improvements it may make relating to Licensed Products and to their manufacture, promotion and sales, including, without limitation, developments and improvements in any machine, process or product design, that may be disclosed or suggested by Licensor or regarding any patent or trademark that Licensee is entitled to utilize.

6.8 Cost of Designs, Samples
.  Licensee is solely responsible for all product development and associated expenses, including costs associated with the preparation and submission of designs to Licensor and all reasonable travel expenses incurred by Licensor in the event Licensor travels to Licensee’s factories or other facilities as part of the design process.

6.9 Code of Conduct
.  Attached hereto as Exhibit E is Licensor’s Supplier Code of Conduct (“Code”), which applies to any entity manufacturing products bearing the Trademarks or the components thereof, including Licensed Products.  Licensee shall use its best efforts to ensure that

Licensee and all Third Party Manufacturers, Subcontractors and Suppliers comply with the terms of the Code and shall evidence such compliance by:

(a)           prior to the commencement of the manufacturing of Licensed Products, Licensee and all Third Party Manufacturers, Subcontractors and Suppliers providing written acknowledgment of its receipt of and adherence to the Code, it being understood that neither Licensee nor any Third Party Manufacturer, Subcontractor or Supplier need re-acknowledge its receipt and adherence to the Code if it has so previously acknowledged; and

(b)            displaying and having all Third Party Manufacturers, Subcontractors and Suppliers display the Code, in a clearly visible location in Licensee’s manufacturing facilities (if applicable) and in the manufacturing facilities of Licensee’s Third Party Manufacturers, Subcontractors and Suppliers, at all times during the Term and any Extension Term(s) of this Agreement.

6.10 Monitoring Program
.  Licensee acknowledges that prior to the commencement of the manufacturing of Licensed Products, it shall have in effect, to the satisfaction of Licensor, a program of monitoring manufacturing facilities, whether operated by Licensee, by Third Party Manufacturers, Subcontractors or Suppliers, that is sufficient to ensure their compliance with the Code and all applicable laws and regulations.  Such compliance shall be evidenced by Licensee executing and abiding by a Certification in such form as may be provided by Licensor from time to time

6.11 Third Party Manufacturing Agreement
.  Within thirty (30) days after establishing a new arrangement with a Third Party Manufacturer or Subcontractor, Licensee shall inspect each Third Party Manufacturer or Subcontractor and provide approval, signed by an authorized employee or agent of Licensee that such Third Party Manufacturer or Subcontractor is in compliance with Paragraph 6.9 above, and shall obtain and provide to Licensor the signature of an authorized representative from each of such parties on a Third Party Manufacturing Agreement on such form as may be provided by Licensor from time to time upon Licensee’s request.  Within thirty (30) days after establishing a new arrangement with a Supplier, Licensee shall obtain and provide to Licensor the signature of an authorized representative from each Supplier on a Certification in the form as may be provided by Licensor from time to time upon Licensee’s request.  In the event Licensee has knowledge of, has reason to believe, or should have reason to know that any Third Party Manufacturer, Subcontractor or Supplier is in breach of the Third Party Manufacturing Agreement or Certification, as the case may be, Licensee shall immediately notify Licensor and Licensee shall, at its sole expense, or at the expense of the transgressor, take immediate action to rectify such breach, including, where Licensor deems it necessary, due to repeated violations, prompt termination of its relationship with such Third Party Manufacturer, Subcontractor or Supplier.  If Licensee fails to take prompt action or such action is not successful, Licensee shall assign its rights to proceed against such Third Party Manufacturer, Subcontractor or Supplier to Licensor and Licensor shall, at Licensee’s expense, have the right to pursue all available remedies to protect its rights.  Notwithstanding the foregoing, Licensee acknowledges that it shall remain primarily liable and completely obligated under all of the provisions of this Agreement in respect of the production of Licensed Products hereunder.

6.12 Information About Third Party Manufacturers
.  In order to maintain Licensor’s high standard

of quality control and to ensure that appropriate measures are taken against counterfeiting, Licensee shall provide notice to Licensor, on a quarterly basis, including all of the following information:

(a)           the name and address of each Third Party Manufacturer, Subcontractor and Supplier;

(b)           the type of Licensed Products manufactured by such Third Party Manufacturer and Subcontractor;

(c)           quantity of Licensed Products to be manufactured by each such entity; the type of components provided by each Supplier;

(d)           any breaches of the Third Party Manufacturing Agreement or the Code;

(e)           any remediation efforts undertaken and a description of the success of those efforts; and

(f)           any other information that the Licensor shall reasonably request.

6.13 Inspection of Facilities
.  Licensee shall regularly inspect the facilities it utilizes and those facilities used by Third Party Manufacturers, Subcontractors, and Suppliers, if any, for compliance with this provision and shall take actions necessary to cure any deficiencies or terminate as appropriate. Licensor and its duly authorized representatives shall have the right, but not the obligation, to inspect all facilities utilized by Licensee, its Third Party Manufacturers, Subcontractors and Suppliers in connection with the manufacture, storage or distribution of Licensed Products. For purposes of this Paragraph 6.13, all such books, records and documents of Licensee relating to compliance with the Code shall be maintained by Licensee in a secure and readily accessible location for a period of three (3) years from their creation.  Licensor shall have the right upon reasonable prior written notice to review such inspection reports and related information or correspondence and communications.  In the event that Licensor determines, reasonably based on an inspection and written report by an independent third party, that the inspected facilities are not complying with the Code or applicable laws, and Licensee fails to cure such lack of compliance within thirty (30) days after receipt of written notice of same is received by Licensee, then Licensee shall pay Licensor for the reasonable cost of any subsequent inspections of such facilities by Licensor or its representatives, related corrections or monitoring programs or services to address Code or legal compliance.

6.14 Compliance with Applicable Laws – Generally
.  All Licensed Products manufactured and distributed by, or on behalf of, Licensee shall be marked, labeled, packaged, advertised, and distributed in accordance with this Agreement, in accordance with all applicable laws, rules and regulations in the Territory, including, to the extent applicable, but not limited to the Flammable Fabrics Act, the Fair Labor Standards Act and the Consumer Product Safety Improvement Act of 2008, and in such a manner as shall not tend to mislead or deceive the public or damage the reputation of the Trademarks.

6.15 Notices on Invoices.  Licensee shall require that all commercial invoices (bills of lading) to Licensee that accompany Licensed Products include the following language (either pre-printed or "stamped") including (1) if such Licensed Products are manufactured in the United States of America, or (2) if such Licensed Products are manufactured outside the United States of America:

We hereby certify that the merchandise (including components thereof) covered by this shipment was manufactured in compliance with the Tommy Hilfiger Supplier Code of Conduct and: (1) it was manufactured in compliance with (a) sections 6, 7, and 12 of the Fair Labor Standards Act, as amended and all regulations and orders of the United States Department of Labor under section 14 thereof, and (b) state and local laws pertaining to child labor, minimum wage and overtime compensation; or (2) it was manufactured in compliance with the wage and hour laws of the country of manufacture and without the use of child (persons under the age of 15 or younger than the age for completing compulsory education, if that age is higher than 15), prison, indentured, exploited, bonded, forced or slave labor.   We further certify that we have in effect a program of monitoring our subcontractors and suppliers and other designated contract facilities that manufacture TOMMY HILFIGER brand merchandise for compliance with the foregoing. We also certify that the merchandise is in compliance with all laws governing the designation of country of origin and, if applicable, is being shipped under legally issued and valid export license or visa.

6.16 Meetings
.  Licensor may from time to time at Licensor’s sole option, but no more than twice a year, hold a meeting of Licensor’s licensees/distributors.  Licensee shall upon receipt of reasonable notice attend any such meeting(s) at its own expense.

6.17  Anti-Counterfeiting Materials.  To aid Licensor in policing counterfeiting, Licensee shall provide Licensor, upon Licensor’s written request, with regular updates of Licensed Products produced by Licensee, Third Party Manufacturers, Subcontractors, and Suppliers, such as line-books, brochures and/or product DVDs.  Licensee shall also designate an employee with specialization in the Licensed Products who Licensor may contact to assist in ascertaining whether products are counterfeit.

ARTICLE 7.                                BRAND DEVELOPMENT, SALES AND MARKETING

7.1
Best Efforts
.  Licensee shall use its best efforts to exploit this license throughout the Territory.  Without limitation, Licensee shall: (a) sell a sufficiently representative quantity of styles, fabrications and colors of Licensed Products; (b) offer for sale Licensed Products so that they may be sold to consumers on a timely basis; and (c) cooperate with Licensor’s merchandising, sales and anti-piracy programs.  Licensee acknowledges that to preserve the goodwill associated with the Trademarks, Licensed Products should be sold at prices and terms reflecting the quality and nature of the Trademarks, and the reputation of the Trademarks as appearing on goods of high quality, it being understood, however, that Licensor is not empowered and has no desire to fix or regulate the prices for which the Licensed Products are to be sold.  Licensee shall at all times maintain personnel and resources sufficient to provide effective distribution of the Licensed Products throughout the Territory.

7.2 Sales and Deliveries
.  For each Seasonal Collection during the Term, Licensee shall ship no less than                    *             of Licensed Products ordered and un-cancelled by the applicable customer.  Licensee shall use its best efforts to ensure that each order is shipped by the date requested by Licensee’s customers.  An order to be shipped to a customer which is on credit hold or other hold shall not be deemed to be an untimely shipment, provided that Licensee notifies the customer in writing of the existence of the hold on the account and the reason for the hold, prior to the requested shipment date.  Each order shall bear the respective shipping schedule.  Licensee shall, within fifteen (15) days of Licensor’s request, supply documentation evidencing such timely delivery during the immediately preceding quarter.  Licensee shall not be deemed in breach of this paragraph until the second quarter in which it violates the terms hereof.

7.3 Reporting
.  Licensee shall submit the following reports to Licensor:

(a)           Financial statements as set forth in Paragraph 10.6;

(b)           Within seventy-five (75) days after the end of each Annual Period, a certification by an authorized officer of Licensee of the Net Sales of Licensed Products during such Annual Period.  Upon written request from Licensor not more than once each Annual Period, Licensee shall provide Licensor with a letter from its external auditors setting forth Licensee’s Net Sales of Licensed Products during such Annual Period.

(c)           On or before the fifteenth (15th) day of each month, reports of the prior month’s (i) monthly net shipments and (ii) retail selling results.

7.4 Sales/Marketing Plans
.  On or before December 15 of each Annual Period, Licensee shall submit to Licensor (a) a schedule of its projected sales and marketing plans for the Licensed Products for the next three (3) Annual Periods for Licensor’s approval, and (b) a complete and accurate summary of its sales to date for such Annual Period, including distribution by account and door (as reasonably practicable).  Licensee shall use form(s) provided by Licensor for the reports required in this subsection, upon Licensor’s request.

7.5 Minimum Sales Levels
.  During each Annual Period, Licensee shall achieve the Minimum Sales Level for such Annual Period set forth in Exhibit F. The Minimum Sales Level for each Annual Period shall be the greater of the amount set forth in Exhibit F for such Annual Period or   *                                                    Net Sales for the immediately preceding Annual Period.  In no event may the Minimum Sales Level for any Annual Period be less than the Minimum Sales Level for the immediately preceding Annual Period.  The Minimum Sales Level for each Annual Period during any Extension Term, if applicable, shall be the greater of                         *

                                                                                              .  Prior to the commencement of an Extension Term, if any, the parties shall discuss in good faith adjusting the Minimum Sales Levels set forth herein, in the event that there has been a significant decline in the opportunity to sell the Licensed Products.

7.6 Certain Sales Excluded
.  Licensee shall not receive credit towards Minimum Sales Levels for (a) sales outside the Territory; (b) sales to Licensor; or (c) sales pursuant to Paragraph 6.4.

*CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

7.7 Approved Customers
. Licensee shall sell, and shall require that its Distributors sell, Licensed Products only to (a) those specialty shops, department stores and retail outlets whose operations are consistent with the prestige of the Trademarks and Licensor’s sales policies and which are pre-approved by Licensor in its sole discretion, either specifically or consistent with written standards issued by Licensor, and (b) Franchisees and other purchasers as otherwise expressly permitted hereunder. Retail stores owned or operated by Licensee or any Affiliate of Licensee shall be deemed approved customers. In addition, Licensee may sell Licensed Products to corporate accounts, which have been approved in writing by Licensor, for the use of the employees of such corporate accounts (“Approved Corporate Accounts”) and to third parties selling to such Approved Corporate Accounts.  Approved Corporate Accounts shall in no event include corporate accounts selling alcohol, tobacco, gaming and firearms products.  Upon execution of this Agreement, prior to the opening of each selling season and whenever Licensee wishes to sell Licensed Products to customers not previously approved, Licensee shall submit a list of its proposed customers for Licensor’s written approval.  Licensor shall have the right to revoke its approval of a customer, upon thirty (30) days prior written notice to Licensee, if Licensor determines in its sole discretion that the customer no longer meets its standards.  After such notice, Licensee may not accept additional orders for Licensed Products from such retail customer, but may fill any existing order.  Anything herein to the contrary notwithstanding, Licensee may sell Licensed Products to advertising specialty companies for resale only to Approved Corporate Accounts, for the use of their employees, and not for resale, provided that such advertising specialty companies shall, prior to receiving any Licensed Products from Licensee, execute an agreement providing for such limitation on resale, in form and substance reasonably acceptable to Licensor, and provide an original executed copy of such agreement to Licensor.  Licensee shall within fifteen (15) days of Licensor’s request, provide Licensor with a complete list of Licensee’s customers.

7.8 Prohibited Sales
.  Except as expressly permitted by Licensor in writing, Licensee may not (a) market or promote or seek customers for Licensed Products outside of the Territory; (b) establish a branch, wholly owned subsidiary, distribution center or warehouse with inventories of Licensed Products outside of the Territory (other than within a country in which the Licensed Products are manufactured, for the purpose of managing that manufacturing and export); (c) sell or distribute any Licensed Products to wholesalers, jobbers, diverters, catalog vendors or any other entity that does not operate retail stores exclusively other than as expressly permitted herein or pursuant to Licensor’s written approval, and to its distributors which distribute only to U.S. military bases or to retail customers in the Territory that satisfy the criteria set forth in Paragraph 7.7 hereof; (d) sell Licensed Products directly to the public in retail stores except through outlet stores operated by Licensee or an Affiliate of Licensee; (e) sell or distribute any Licensed Products over the Internet or any other global or regional computer access network; (f) use Licensed Products as giveaways, prizes or premiums, except for promotional programs which have received the prior written approval of Licensor; or (g) sell Licensed Products to any third party or Affiliate of Licensee or any of its directors, officers, employees or any person having an equity participation in or any other affiliation to Licensee, other than to Licensee’s employees or other representatives or persons for their personal use, unless such sales to a business which is an Affiliate are on an arms length basis or for personal use.  Licensor may, at Licensee’s expense, purchase any Licensed Products found in the marketplace that Licensee has sold to unapproved customers.  Licensee shall include and shall enforce the following on all invoices to its retail customers:

 “Limitations on Sale by Buyer.

Seller expressly reserves the right to limit the amount of merchandise delivered to only such quantities as are necessary to meet the reasonably expected demand at Buyer’s store locations.

This merchandise is sold to Buyer for resale to the ultimate consumer only.  Except to the extent that such prohibition would be contrary to applicable law, Buyer is expressly prohibited from selling the merchandise purchased hereunder to a retailer or other dealer in like merchandise, or to any party who Buyer knows, or has reason to know, intends to resell the merchandise.

The merchandise purchased hereunder may not be sold by Buyer from any store locations which Seller has advised Buyer do not qualify as an acceptable location.

Tommy Hilfiger Licensing, LLC is a third-party beneficiary of these terms.”

7.9 Showrooms and In-Store Shops.

(a)           Showroom.  Licensee may display Licensed Products for wholesale sale only in a separate showroom, designed and displayed in accordance with Licensor's specifications, apart from any showroom(s) in which Licensee or another business may sell goods other than Licensed Products. The style and manner in which Licensed Products will be displayed in said showroom are subject to Licensor’s approval.

(b)           In-Store Shops/Fixtures.  Licensee shall participate in any in-store shop or main floor fixturing program with any of Licensee’s customers on terms reasonably satisfactory to Licensee. Licensee shall use reasonable efforts to secure premium positioning in the areas dedicated to the sale of Licensed Products in the stores of each of Licensee’s customers.  Licensee shall use reasonable efforts to cause Licensed Products sold in an in-store shop or in connection with a main floor fixturing program to be displayed and sold in a manner which maintains the prestige and reputation of the Trademarks. Licensee shall fixture or use reasonable efforts to cause to be refixtured each in-store shop and area dedicated to the sale of Licensed Products within sixty (60) days after notice from Licensor and, without notice from Licensor, shall update the fixtures no less often than             *                         and shall update visual enhancements no less often than          *             .

7.10 Products for Licensor’s Use
.  Licensee shall supply to Licensor, at Licensee’s sole cost and expense with two (2) complete sets of each Seasonal Collection.

7.11 Purchases By Licensor
.  In addition to the Licensed Products which Licensee provides to Licensor pursuant to Paragraph 7.10, Licensee shall sell to Licensor a reasonable amount of in-stock Licensed Products for the personal use of Licensor’s employees at                      *              off the regular wholesale price on standard industry terms.  Purchases pursuant to this Paragraph

*CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

 7.12 are exempt from any royalty or advertising obligation requirements hereunder.

7.12 Purchases By Outlet Stores Owned or Operated by Licensor or its Affiliates
.  At the beginning of each season, Licensee shall offer for sale Close-Outs to Licensor’s or its Affiliates’ outlet stores (“Outlet Stores”), prior to offering such Close-Outs to other parties.  In no event shall Licensee make available to Outlet Stores fewer Licensed Products than it makes available to outlet stores operated by Licensee or Affiliates of Licensee.  Outlet Stores may also purchase in-stock Licensed Products.  The price for any purchases under this Paragraph shall be the lesser of (i)                     *                     off Licensee’s standard suggested retail price and (ii) the price charged by Licensee to outlet stores owned or operated by Licensee or an Affiliate of Licensee.  Licensee shall fill the orders of the Outlet Stores in a manner at least as favorable as Licensee fills orders from its other Close-Out customers.  Purchases pursuant to this Paragraph 7.12 are exempt from any royalty or advertising obligation requirements hereunder.

7.13 Purchases By Tommy Hilfiger Stores, Tommy Hilfiger Websites and Tommy Hilfiger Franchisees
.  Beginning on the first day of each of Licensee’s market periods, Franchisees, Tommy Hilfiger Websites and Tommy Hilfiger Stores may purchase Licensed Products from Licensee.  The prices charged to each shall be no greater than the following:

Purchaser	Price
Franchisee	*
Tommy Hilfiger Stores and Tommy Hilfiger Websites	*

All of the foregoing purchases shall be on standard industry terms.  Licensee shall fill such orders in a manner at least as favorable as Licensee fills orders from its other comparable customers.  In addition, if Tommy Hilfiger Stores and Licensee choose to contract for special programs of Licensed Products the price shall be no greater than                     *                     of the suggested retail price which would be reasonably ascribed to such products if the same were to be sold by Licensee to other customers.

Purchases pursuant to this Paragraph 7.13 are exempt from any royalty or advertising obligation requirements hereunder.

Where customs duties or other obstacles to direct sales to Tommy Hilfiger Stores and Franchisees in certain territories make impracticable the selling of Licensed Products at the prices set forth herein, those prices shall not apply.  Instead, Licensee shall cooperate with Licensor and utilize commercially reasonable efforts to develop alternative solutions that enable Tommy Hilfiger Stores and Franchisees to purchase Licensed Products at reasonable prices in those territories.

7.14 Disposal of Off-Price Products. Licensee may sell Off-Price products only to approved Off-Price customers (“Off-Price Accounts”).

(a)           Seconds and Close-Outs.  Licensee may sell Seconds and Close-Outs only in a

*CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

way that will not reduce the value of the Trademarks and shall obtain the express prior written consent of Licensor with respect to the terms (other than the price or any terms affecting the price) and method of such disposal.  Licensee shall have the right to sell Seconds and Close-Outs to outlet stores operated by Licensee or an Affiliate of Licensee.  All Seconds shall be clearly marked "Seconds" or "Irregular".

           (b)           Program Sales. Program Sales are prohibited, unless expressly pre-approved in writing by Licensor.

(c)           Off-Price Caps.  Licensee may only make Off-Price Sales subject to the following restrictions and penalties.

(i) Restrictions.  The Off-Price Sales in any Annual Period may not exceed      *  of the total Net Sales of Licensed Products in that Annual Period.  The Net
Sales of Seconds in any Annual Period pursuant to Paragraph 7.14(a) may not, in any event, exceed           *                    of the total Net Sales of Licensed Products by Licensee in that Annual Period (collectively, the “Off-Price Caps”).

(ii) Penalties.  All Off-Price Sales in excess of one or both of the Off-Price Caps set forth in Paragraph 7.14(d)(i) are subject to an additional penalty royalty (“Penalty Royalty”) of *                       in addition to the Percentage Royalty set forth in Paragraph 9.2, provided that nothing herein shall be deemed to make such sales permissible hereunder.  For the avoidance of doubt, this means that all Off-Price Sales in excess of the Off-Price Caps are subject to an aggregate             *                    royalty, combining the             *             Penalty Royalty and the                          *           Percentage Royalty.  All sales of Licensed Products to outlet stores operated by Licensee or an Affiliate of Licensee shall be considered Off-Price Sales hereunder.  The Penalty Royalty shall be paid in the same manner as the Percentage Royalty on such sales.

7.15 Penalties for Unapproved and Prohibited Sales.  Licensee shall promptly report to Licensor any sales by Licensee or any Affiliate of Licensee (a) to unapproved customers, (b) of products using the Trademarks that have not been approved by Licensor as Licensed Products, or (c) otherwise prohibited under Paragraph 7.8 (“Unapproved and Prohibited Sales”), including the number of units, description of product, customers, prices and shipping dates.  Licensee shall promptly respond to and investigate any good faith inquiries from Licensor about the same.  Promptly after Licensee has actual notice of any Unapproved and Prohibited Sales, it shall take reasonable measures to remedy the same, including, if possible, repurchasing the goods. In the event that the total aggregate Unapproved and Prohibited Sales in any twelve-month (12) period (“Penalty Period”) exceeds                         *                        , Licensor may charge Licensee a penalty, which Licensee shall pay promptly, equal to the greater of (i)                      *                    or (ii)                                                                       *                                                                       (collectively, a “Penalty”), which Licensee agrees is fair compensation therefore.  Such
Penalty shall not, by itself, cure such default.  Upon payment of a Penalty, a new twelve-month (12) Penalty Period shall immediately commence; meaning, for example, that Licensee could be required to pay another Penalty if it made over                             *                 in Prohibited and Unapproved Sales in the month following payment of a Penalty.  Notwithstanding the foregoing,

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Licensee shall not be subject to penalty due to the first (and only the first)             *                    of Unapproved and Prohibited Sales for which Licensee can provide written evidence that the Licensed products were repurchased, returned or destroyed.  For the avoidance of doubt, thereafter, Licensee’s efforts to remedy Unapproved or Prohibited Sales shall have no effect on the application and amount of a Penalty.

ARTICLE 8.                                ADVERTISING

8.1 Guaranteed Minimum and Brand Advertising Payments
.

(a)           GMA Product Contribution.  Each Annual Period or portion thereof (calculated on a pro rata basis) Licensee shall pay to Licensor in support of advertising and marketing the Licensed Products a guaranteed minimum advertising amount (“GMA Product Contribution”) equal to the greater of (i)                *             of the Minimum Sales Level for such Annual Period (exclusive of Minimum Sales for Jewelry Products) and (ii) the “Calculated GMA” for such Annual Period.  Licensee shall make GMA Product Contribution payments in quarterly installments on each April 1, July 1, October 1 and January 1 The Calculated GMA shall be as follows:

(i) For the Annual Period April 1, 2009 – March 31, 2010:     *    ;

(ii) For each Annual Period thereafter:             *               of the Net Sales for the previous Annual Period (exclusive of Net Sales of Jewelry Products).

(b)           Brand Contribution.  Each Annual Period or portion thereof (calculated on a pro rata basis) Licensee shall pay to Licensor in support of the Trademarks an amount (“Brand Contribution”) equal to               *            of Net Sales for such Annual Period (exclusive of Net Sales of Jewelry Products). The Brand Contribution shall be payable in quarterly installments at the same time as the payment of the Percentage Royalty payments, as provided in Paragraph 9.2.

8.2 Percentage Advertising Payment
.

(a)           Percentage Product Contribution.  Each Annual Period or portion thereof (calculated on a pro rata basis) during the Term, Licensee shall pay to Licensor a percentage advertising payment (“Percentage Product Contribution”) equal to                 *            of actual Net Sales for that Annual Period (exclusive of Net Sales of Jewelry Products),  less the GMA Product Contribution paid for such Annual Period. The Percentage Product Contribution will be payable within thirty (30) days after the end of each Annual Period in which the Licensed Products are sold, provided, however, that in no event shall the Percentage Product Contribution due for any Annual Period be less than zero. If at the end of any Annual Period, the Percentage Product Contribution is less than the GMA Product Contribution, Licensee shall receive no refund or credit towards future advertising, co-op advertising, royalty or other payment obligations.

(b)           Licensee Advertising Expenditure.  Each Annual Period or portion thereof

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(calculated on a pro rata basis) during the Term, Licensee shall spend an amount equal to        *  of actual Net Sales for that Annual Period (exclusive of Net Sales of Jewelry Products) on cooperative and direct advertising in support of the Licensed Products (other than Jewelry Products).  In the event that Licensee fails to spend these required monies in any given Annual Period, Licensee shall spend the shortfall the following Annual Period, in addition to its independent advertising spending obligations for that Annual Period under this subparagraph.

(c)           Jewelry Contribution.  Anything herein to the contrary notwithstanding, if Net Sales of Jewelry Products during any Annual Period exceeds                            *                       , then in the next Annual Period Licensee shall pay to Licensor in support of the Jewelry Products  an amount equal to              *                of the Minimum Sales Level for Jewelry Products during such Annual Period or portion thereof (calculated on a pro rata basis) (the “Jewelry Contribution”).  For the avoidance of doubt, should Licensee’s Net Sales of Jewelry Products exceed                                   *                     during an Annual Period, Licensee shall pay the Jewelry Contribution for every Annual Period thereafter, regardless of the Net Sales of Jewelry Products thereafter.

8.3 Media Plan and Licensor’s Advertising Spending
.

(a) Media Plan.  Each February, Licensor and Licensee shall discuss the media plan for the next twelve (12) month period in an effort to reach an agreement regarding such plans. A similar discussion will be had in connection with any changes to any such plan.

(b) Licensor’s Advertising Spending.  Each February, Licensor and Licensee shall discuss the creative and media plans in an effort to reach a mutual agreement about Licensor’s spending, but in the absence of such agreement, Licensor will spend the amounts received from Licensee pursuant to Paragraphs 8.1 and 8.2 above within twelve (12) months of the time the same is received by Licensor in promoting and advertising Licensed Products and the Trademarks in the Territory as follows: (i)                          *                      of the GMA Product Contribution and Percentage Product Contribution will be spent on advertisements which promote and depict Licensed Products (other than Jewelry Products) and                   *          percent of the Jewelry Contribution will be spent on advertisements which promote and depict Jewelry Products; and (ii) the Brand Contribution, other than the GMA Product Contribution, the Percentage Product Contribution and the Jewelry Contribution, will be expended by Licensor in any manner that Licensor, in its sole discretion, deems appropriate. Licensor will use reasonable efforts to expend an amount equivalent to at least                  *           of the prior Annual Period’s Net Sales in the United States, Canada and the European Union on advertising in those territories, respectively. Such expenditures will include, without limitation, marketing, advertising, public relations, special events and promotions, production, administration and other costs related to all of the foregoing. Additionally, Licensee acknowledges that, as it derives certain benefits from advertising activities, Licensor may allocate a portion of Licensee's payments toward Licensor's (or its Affiliates' or licensees') production of advertising materials and costs incurred in connection therewith (e.g. costs for photographers, models, usage rights, advertising shoots, etc.).  Within sixty (60) days of the conclusion of each Annual Period, Licensor shall provide to Licensee a “Summary Report” of all of Licensor’s advertising expenditures hereunder during the Annual Period.  The Summary Report shall include the total

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cost of the advertising as well as copies of the individual advertising materials.  In the event that the cost of such advertising is less than the total advertising payments made by Licensee to Licensor for that Annual Period, Licensor agrees to place additional advertising in an amount equal to the shortage during the next Annual Period. Any apportionment of advertising costs among Licensed Products and other products bearing the Trademark shall be made by Licensor in its sole discretion. Additionally, Licensor may undertake various endorsements, team and event sponsorship and other such activities as Licensor deems appropriate as part of a worldwide marketing program to develop its image internationally. Subject to the foregoing, Licensor will be entitled to allocate a portion of Licensee's advertising payments toward Licensee's share of the cost of such program.

(c) Licensee’s Advertising Spending.  Each February, Licensor and Licensee shall discuss the creative and media plans in an effort to reach a mutual agreement about Licensee’s spending, but in the absence of such agreement, Licensee will spend the amounts required under Paragraph 8.2(b) in support of the Licensed products through (a) cooperative advertising and (b) direct advertising                                              *                                           .  In the event that Licensor plans to undertake a material change to agreed-upon creative and media plans during the course of an Annual Period, the parties shall discuss such plans and Licensor shall consider in good faith any concerns Licensee raises about them.

8.4 Approval of Labels and Licensee’s Advertising
.  All of Licensee’s Labels, marketing, and advertising copy and the media of all of the aforesaid, if any, shall comply with specifications provided from time to time by Licensor and are, at all times, subject to the prior written approval of Licensor.  No advertising, including cooperative advertising whereby Licensee provides a customer with a contribution toward the cost of an advertisement for Licensed Products, whether by way of credit or otherwise, may be used without the prior written consent of Licensor; provided that once the form of an in-store or in-trade (including, without limitation, trade shows collateral material) advertising material has been approved, then such material may be re-used without nay further approval. Additionally, under no circumstances shall Licensee advertise Licensed Products over any medium not previously approved by Licensor in writing.

All Labels shall bear at least one of the Trademarks, but no other trademark or trade name may be used except as may be required by applicable law or permitted by Licensor in writing.  Licensee shall not be permitted to use its name(s) on Licensed Products or Labels displaying the Trademarks other than as specifically approved by Licensor in writing.  Any Labels provided by Licensor to Licensee shall be so provided at Licensee’s expense, at Licensor’s cost of producing and providing the same.

8.5 Launch
.  In addition to the advertising requirements hereunder, Licensee shall host a launch event and distribute a gift package to the fashion and financial press and to major retail accounts during the initial selling season for the first Jewelry Collection to be sold under this Agreement.  Such event shall be held at the International Watch & Jewelry Fair in Basel, Switzerland (the “Basel Fair”) and shall be comparable to similar launch events hosted by Licensor’s other licensees of the Trademarks and shall reasonably reflect the prestige of the Trademarks and the relative significance of Licensed Products to Licensor.

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8.6 Branded Shows
.  Licensee shall, at Licensee’s sole cost and expense, participate in and provide Licensed Products in reasonable quantities for (a) fashion shows held by Licensor and (b) fashion shows held by its other licensees each Annual Period.

8.7 Trade Shows
.  Licensee may not participate in trade shows, other than the Basel Fair and the Las Vegas trade shows, without the prior written consent of Licensor.  To the extent that Licensor does consent to such participation, the booth or showroom shall be subject to Licensor’s prior written approval in each instance. All expenses for the booth or showroom and in relation to said trade shows shall be borne by Licensee.

8.8 Public Announcements
.  Licensee’s press releases and other public announcements related to Licensee’s operations hereunder and otherwise naming Licensor or the Trademarks are subject to the prior written approval by Licensor, which consent shall not be unreasonably withheld, delayed or conditioned; except  to the extent that any such announcement is required by law in which event no consent shall be required.

ARTICLE 9.                                ROYALTIES AND RELATED FEES

9.1 Guaranteed Minimum Royalty
.  Licensee shall, during each Annual Period or portion thereof (calculated on a pro rata basis), pay to Licensor the guaranteed minimum royalties (“GMR”) set forth in Exhibit G.  GMR payments shall be payable in quarterly installments in advance on the first day of each quarter during each Annual Period during the Term.  In no event shall the GMR for any Annual Period be less than                   *           of the Minimum Sales Level for that Annual Period, except that for the Annual Period ending March 31, 2010, the Guaranteed Minimum Royalty shall be             *                of the Minimum Sales Level.

9.2 Percentage Royalty
.  Except as specifically exempted, all sales of Licensed Products require the payment of a Percentage Royalty of                   *              of Net Sales, except that for the Annual Period ending March 31, 2010, the Percentage Royalty shall be               *               of Net Sales for that Annual Period. Percentage Royalties shall be payable quarterly in arrears on April 30, July 30, October 30 and January 30 of each Annual Period in which the Licensed Products are sold, less the corresponding GMR payment made for said period. Payment of the GMR payment shall not relieve Licensee of its obligation to make the Percentage Royalty payments, it being understood and agreed by Licensee that it is obligated each Annual Period to pay the greater of (a) the GMR payment or (b) the Percentage Royalty payment.  All royalties shall accrue upon the sale of Licensed Products, regardless of the time of collection by Licensee.  For purposes of this Paragraph 9.2, a Licensed Product shall be considered “sold” upon the date of invoicing, shipping, or payment, whichever occurs first. No Percentage Royalty shall be due on purchases of Licensed Products by Tommy Hilfiger Stores or Tommy Hilfiger Websites, or with respect to purchases by Licensor or Licensor’s Affiliates and Franchisees.

9.3 Royalty Statements
.  At a time when each Percentage Royalty payment is due, Licensee shall submit to Licensor a complete and accurate royalty statement in a form, if any, provided by Licensor from time to time, signed by an authorized officer of Licensee and certified by him/her as accurate, containing the following information: (a) the total invoice price of all Licensed Products sold during the period covered by such Percentage Royalty payment; (b) the amount of

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discounts and credits from Gross Sales that were permissibly deducted therefrom during said period and any other reduction from Gross Sales permitted under Paragraph 1.15 hereof to calculate Net Sales; and (c) computation of the amount of Percentage Royalty due for said period.  Licensee shall identify separately all sales to Affiliates of Licensee, as well as provide a complete list of customers to whom Licensed Products were shipped during the applicable reporting period.  At least once annually, or more often at Licensor’s written request, Licensee shall also submit to Licensor a certification from its chief financial officer that its statements up through that date have been in compliance with the requirements of this Paragraph 9.3.  Receipt or acceptance by Licensor of any statement furnished, or of any sums paid by Licensee, shall not preclude Licensor from questioning their correctness at any time.  On the other hand, reports submitted by Licensee shall be binding and conclusive on Licensee in the event of any termination of this Agreement based on a breach by Licensee arising out of any payment or report.

9.4 Merchandise Coordinator Program
.  Licensee may use its own merchandise coordinators provided that (i) Licensee establishes a contact person who shall work with Licensor’s representatives in respect of Licensee’s merchandise coordinators, and (ii) provides Licensor within sixty (60) days after the beginning of each Annual Period with a budget and description for Licensee’s merchandise coordinator program for the Licensed Products.  Licensor may review the performance of Licensee’s coordinators and, if Licensor reasonably determines that Licensee’s coordinators are not performing adequately, then Licensor shall so notify Licensee, specifying the inadequate performance in reasonable detail. Within forty five (45) days after its receipt if such notice, Licensee shall remedy the inadequate performance.  Notwithstanding the foregoing, Licensee shall (i) contribute                             *                         each Annual Period to Licensor’s Merchandise Coordinator Program to support broader brand merchandising coordination efforts, and (ii) provide training to Licensor’s retail store personnel as reasonably requested by Licensor.

9.5 No Set-Off
.  The obligation of Licensee to pay royalties hereunder is absolute notwithstanding any claim that Licensee may assert against Licensor.  Licensee shall not have the right to set-off, compensate or make any deduction from such royalty payments for any reason whatsoever.  In the event that Licensee fails to pay royalties or advertising obligations hereunder when due in breach of this Agreement, Licensee shall reimburse Licensor for any reasonable costs and expenses (including reasonable attorneys’ fees) incurred by Licensor in recovering those royalties and/or advertising payments.

ARTICLE 10.                                MANNER OF PAYMENT, INTEREST, BOOKS
AND RECORDS, INSPECTION

10.1 Manner of Payment
.  All payments required by Licensee hereunder shall be made to Licensor by wire transfer of immediately available funds in US Dollars to the US bank account designated by Licensor.

10.2 Interest on Late Payments
.  In addition to any other remedy available to Licensor, if any payment due under this Agreement is delayed for any reason, interest will accrue and be payable, to the extent legally enforceable, on such unpaid principal amounts from and after the date on which the same became due, at a per annum rate equal to the lesser of (a) two (2) points above the

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prime rate of interest in effect on the due date of the late payment as quoted by Chase Manhattan Bank in New York, New York, U.S.A. and (b) the highest rate permitted by law in New York.

10.3 Taxes
.  Licensee shall bear all taxes, duties and other governmental charges in the Territory relating to or arising under this Agreement, excluding any state or federal income taxes due and payable by Licensor, withholding taxes on royalties, any stamp or documentary taxes or duties, turnover, sales or use taxes, value added taxes, excise taxes, customs or exchange control duties and any other charges relating to or on any royalty payable by Licensee to Licensor.  Licensee shall obtain, at its own cost and expense, all licenses, reserve bank, commercial bank or other bank approvals, and any other documentation necessary for the importation of materials and the transmission of royalties and all other payments relevant to Licensee’s performance under this Agreement.  If any tax or withholding is imposed on the royalties due hereunder, Licensee shall promptly provide Licensor with appropriate evidence of the tax payment or withholding or of an extension of time to pay the same.

10.4 Books and Records
.  Licensee shall, at its sole cost and expense, maintain complete and accurate books and records (specifically including, without limitation, the originals or copies of documents supporting entries in the books of account) covering all transactions arising out of or relating to this Agreement at least three (3) years after the date of such transaction.  Licensor shall have the right, upon ten (10) days prior written notice to Licensee, during normal business hours, for the duration of this Agreement and for three (3) years thereafter, to examine and copy said books and records and all other documents and materials in the possession of and under the control of Licensee with respect to the subject matter and terms of this Agreement that have not been previously examined hereunder.  The exercise by Licensor of any right to review at any time or times or the acceptance by Licensor of any statement or payment shall be without prejudice to any of Licensor’s rights or remedies and shall not bar Licensor from thereafter disputing the accuracy of any payment or statement and Licensee shall remain fully liable for any balance due under this Agreement.  Licensee shall assign style numbers to Licensed Products that are unique from numbers for any products other than the Licensed Products that Licensee may manufacture and/or sell.  The style number assigned to each Licensed Product shall be identical to the style number utilized to identify that Licensed Product in all of Licensee’s books and records.  All documents evidencing the sale of Licensed Products shall state the style and number of each of such products.  Licensee may not use terms such as “assorted” or “irregular” without a style specification.  All sales of the Licensed Products shall be made on invoices that (a) (except for retail sales) contain sales only of the Licensed Products, (b) contain a statement that the invoice shall be paid only to an account owned by Licensee or its assignee, and (c) are recorded in a separate ledger account, or in lieu if the foregoing, via appropriate EDI communication.

10.5 Underpayments
.  If, upon any examination of Licensee’s books and records, Licensor discovers any royalty or advertising underpayment by Licensee, Licensee shall make all payments required to be made to correct and eliminate such underpayment within ten (10) days after Licensor’s written demand for such payment, which demand sets forth in reasonable detail all such alleged underpayments.  In addition, if said examination reveals a royalty or advertising underpayment of five (5%) percent or more, for any period, Licensee shall reimburse Licensor the out of pocket third party cost of said examination within ten (10) days after Licensee’s receipt of Licensor’s written demand.  Any payment by Licensee hereunder shall not preclude Licensee from contesting the results of Licensor’s audit.

10.6 Financial Statements
.  Licensee shall provide to Licensor copies of its annual report on form 10-K and quarterly reports on form 10-Q as filed with the United States Securities and Exchange Commission within five (5) days after the date such reports are filed.

ARTICLE 11.                                REPRESENTATIONS AND WARRANTIES

11.1 Representations and Warranties.  Each party hereby represents, warrants and covenants that:

(a)	it has the full right, power and authority to enter into this Agreement, and to perform all of its obligations hereunder;

(b)	it is financially capable of undertaking the business operations which it conducts and of performing its obligations hereunder;

(c)	it is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be;

(d)	all necessary corporate acts have been effected by it to render this Agreement valid and binding upon it; and

(e)
in its negotiations relative to this Agreement, it has not utilized the services of any finder, broker or agent and it owes no commission or fees to any such person in relation hereto.  Each party agrees to indemnify the other against, and hold it harmless from, any and all liabilities (including, without limitation, reasonable legal fees) to any person, firm or corporation claiming commissions or fees in connection with this Agreement or the transactions contemplated hereby as a result of an agreement with or services rendered to such party.

11.2 Representations by Licensor.

(a)           Licensor represents that no other party has superior rights to the Trademarks for the Licensed Products; and

(b)           Licensor has not previously granted a license covering the Licensed Products in the Territory to any third party.

11.3 Representations by Licensee.

MGI represents that on the date hereof and throughout the Term MWC shall be a wholly-owned subsidiary of MGI

12. CONFIDENTIALITY AND HIRING OF EMPLOYEES

12.1 Confidentiality.  Any and all information of any kind in any form acquired, devised or developed from either party, such party’s files or such party’s personnel, suppliers, subcontractors, or Third Party Manufacturers by the other, including but not limited to the terms of this Agreement, prints, designs, ideas, sketches and other materials or Trade Secrets, shall be deemed Confidential Information and shall be maintained by each such party and its Affiliates and their respective employees, attorneys, accountants and bankers, in strict confidentiality.  Confidential Information shall not include information (a) generally known to the public, (b) previously known to the recipient, or (c) properly received by the recipient outside the scope of this Agreement and from any third party not affiliated with the protected party and not under any duty to the protected party not to disclose such information.  Each party agrees not to disclose, in whole or in part, any Confidential Information of the other party to any third party, except upon consent of the other or pursuant to, or as may be required by law, or in connection with regulatory or administrative proceedings and only then with reasonable advance notice of such disclosure to the other, and provided, (a) that each such person shall agree to be bound by the terms of this Agreement; (b) that Confidential Information shall be used by the party to whom disclosed, and such persons solely as provided hereunder; and that Confidential Information shall be revealed only to those officers, directors and employees of such party, respectively, on a need to know basis.  Licensee shall take all reasonable precautions to protect the secrecy of the materials, samples, and designs constituting Confidential Information prior to their commercial distribution or the showing of samples for sale, and shall not sell any merchandise employing or adapted from any of said designs except under the Trademarks.  Licensor shall take all reasonable precautions to protect the secrecy of the original designs created by Licensee for Licensed Products prior to their advertisement, commercial distribution or the showing of samples for sale.  Neither Licensor nor Licensee may, at any time during the Term disclose or use for any purpose, other than as contemplated by this Agreement, any revealed or otherwise acquired Confidential Information and data relating to the business of the other.  The identity of Licensee’s Third Party Manufacturers, Subcontractors and Suppliers shall be deemed Confidential Information and Licensor shall not directly contract with the same in connection with the manufacture of Licensed Products.

12.2 Hiring of Employees.  During the Term and for a period of two (2) years thereafter, neither party shall directly or indirectly solicit the employment on a full or part- time basis of any employee of the other or of its Affiliates.

13. TRADEMARKS AND COPYRIGHTS

13.1 Rights to the Trademarks
.  Licensee acknowledges the great value of the goodwill associated with the Trademarks, and acknowledges that the Trademarks and all the rights therein, and goodwill attached thereto, belong exclusively to Licensor.  Licensee shall not, during the Term or thereafter: (a) do, or otherwise suffer to be done, any act or thing that might, in any way, adversely affect the rights of Licensor in and to the Trademarks or that, directly or indirectly, may reduce the value of the Trademarks or detract from their reputation; (b) prosecute an application to register the Trademarks; (c) attack Licensor’s title or right in and to the Trademarks; (d) attack the validity of this license or the Trademarks; or (e) contest the fact that Licensee’s rights under this Agreement (i) are solely those of a manufacturer and distributor, and

(ii) subject to the provisions of Articles 14 and 15 hereof, cease upon expiration or termination of this Agreement.

13.2 Protecting the Trademarks
.  Licensee shall cooperate fully and in good faith with Licensor for the purpose of securing, preserving and protecting Licensor’s rights in and to the Trademarks.  At the request of Licensor, Licensee shall execute and deliver to Licensor any and all customary documents and do all other acts and things that Licensor reasonably deems necessary or appropriate (at Licensor’s cost) to make fully effective or to implement the provisions of this Agreement relating to the ownership, use or registration of the Trademarks.  Licensor shall reimburse Licensee for Licensee’s reasonable out of pocket expenses incurred in providing the foregoing.

13.3 Compliance with Notice and Other Requirements
.  Licensee shall use the Trademarks strictly in compliance with all applicable legal requirements.  Whenever the Trademarks are used on any item of packaging or labeling or in any advertisement, they shall be followed, in the case of a registered trademark by the registration symbol, i.e., ® and in the case of all other trademarks by the symbol ™, or other appropriate symbols of similar import acceptable to Licensor or required by applicable law.  Upon expiration or termination of this Agreement for any reason whatsoever, Licensee shall execute and deliver to Licensor any and all documents required by Licensor for terminating any and all registered user agreements and other documents regarding Licensee’s use of the Trademarks.

13.4 Ownership of Copyrights
.  Except as otherwise provided in Paragraph 6.7, any copyrights created by or for Licensee in any sketch, design, print, package, label, tag or the like, designed and approved for use in connection with Licensed Products, are hereby assigned by Licensee to Licensor.  Licensee is granted a license to use the same during the Term and under the conditions set forth in this Agreement.  Licensee shall not, at any time, do, or otherwise suffer to be done, any act or thing that may adversely affect any rights of Licensor in such copyrights and shall, at Licensor’s request, do all things reasonably required by Licensor to preserve and protect said rights, including the placement of appropriate notices of copyright ownership. The license to use the copyrighted materials and the duties of the Licensee hereunder are essential terms of this Agreement.

13.5 Infringement
.  Licensee shall promptly notify Licensor of any infringement or other misuse of the Trademarks that becomes known to it or the use by any person of any trademarks or trade names confusingly similar to the Trademarks that comes to its attention.  Licensor shall take such action as it deems advisable, and Licensee shall assist in such action at Licensor’s expense , as Licensor reasonably may request.  In no event, however, shall Licensor be required to take any action if it deems it inadvisable to do so, and Licensee shall have no right to take any action without the prior written consent of Licensor.  Any approved action taken by Licensee shall be at Licensee’s cost.   However, in the event of any infringement or other misuse of any of the Trademarks on items identical or similar to Licensed Products, Licensor shall take the measures it deems appropriate to protect the Trademarks and Licensee, at Licensor's request, shall pay the costs incurred therefor.

13.6 Counterfeit Protection
.  Licensee shall cooperate with Licensor as reasonably requested by

Licensor in all efforts to prevent counterfeiting.  Licensed Products shall bear and use any counterfeit preventive system, devices or labels reasonably designated by Licensor.  At its option, Licensor may supply the system, devices or labels (provided that they are supplied on a timely basis), that Licensee shall use for which Licensee shall pay all reasonable out of pocket costs incurred by Licensor, in advance upon presentation to Licensee of appropriate documentation substantiating such costs.  In no event shall Licensee be required to pay costs hereunder in excess of    *          during any Annual Period.

13.7 Use of Other Trademarks
.  During the Term, neither Licensee, nor any Affiliate of Licensee, or company in which the controlling shareholders of Licensee are partners, or in which Licensee is a partner, may act as a licensee or distributor in the Territory of any products within the definition of Licensed Products, under any name which is set forth on Exhibit H, or which may be reasonably added to Exhibit H by Licensor at the commencement of an Extension Term, if any, unless expressly consented to by Licensor in writing, or as a result of the acquisition by Licensee of substantially all of the assets of or the outstanding securities of or otherwise acquiring control of an entity which, other than as its primary function, acts as a distributor or licensee of products bearing such competitive names.  If such consent is given, unless prohibited by other agreements, Licensee shall provide Licensor with samples of any such competitive products it manufactures and distributes that do not bear the Trademarks.  (Licensee may act as a manufacturer only of such products, provided that Licensee is not the licensee or distributor thereof).  In all cases, the design and style of any such products or any of Licensee's private label products, shall be clearly distinguished from Licensed Products.  A breach of this clause shall constitute a violation of Licensee's obligation to use its best efforts to exploit this license.  Licensee shall maintain the design, merchandising, packaging, sales and display of all of Licensee's other products separate and distinct from Licensed Products.

13.8 Use of Trademarks on Invoices, etc
.  Licensee shall submit to Licensor for prior approval the proposed use of the Trademarks on invoices, business cards, order forms, stationery and related materials and in advertising in telephone and other directory listings.

13.9 Monitoring
.  Licensee shall actively monitor use of the Trademarks by third parties, including by its customers, and shall use its best efforts to see that such use does not impair the image or reputation of the Trademarks, provided, however, that Licensee shall have no obligation to impose any unlawful restrictions or to attempt to impose any unlawful restrictions on any third party.

14. INSOLVENCY

14.1 Effect of Proceeding in Bankruptcy.
  If (a) either party institutes for its protection or is made a defendant in any proceeding under bankruptcy, insolvency, reorganization or receivership law, and in the event a party is made a defendant in such proceeding, such proceeding is not dismissed within sixty (60) days following its institution, or (b) either party is placed in receivership or makes an assignment for benefit of creditors, and such receivership is not removed within sixty (60) days following appointment, the other party may elect to terminate this Agreement immediately by written notice to the other party without prejudice to any right or remedy the terminating party may have, including, but not limited to, damages for breach.

*CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

14.2 Rights Personal
.  The license and rights granted hereunder are personal to Licensee.  No assignee for the benefit of creditors, receiver, trustee in bankruptcy, sheriff or any other officer or court charged with taking over custody of Licensee’s assets or business, shall have any right to continue performance of this Agreement or to exploit or in any way use the Trademarks if this Agreement is terminated pursuant to Paragraph 14.1, except as may be required by law.

14.3 Trustee in Bankruptcy
.  Notwithstanding the provisions of Paragraph 14.2 above, in the event that, pursuant to applicable bankruptcy law a trustee in bankruptcy, receiver or other comparable person, of Licensee, or Licensee, as debtor, is permitted to assume this Agreement and does so and, thereafter, desires to assign this Agreement to a third party, which assignment satisfies the requirements of the applicable law, the trustee or Licensee, as the case may be, shall notify Licensor.  Said notice shall set forth the name and address of the proposed assignee, the proposed consideration for the assignment and all other relevant details thereof.  The giving of such notice shall be deemed to constitute an offer to Licensor to have this license assigned to it or its designee for such consideration, or its equivalent in money, and upon such terms as are specified in the notice.  Licensor may accept the aforesaid offer only by written notice given to the trustee or Licensee, as the case may be, within fifteen (15) days after Licensor’s receipt of the notice.  If Licensor fails to deliver such notice within the said fifteen (15) days, such party may complete the assignment referred to in its notice, but only if such assignment is to the entity named in said notice and for the consideration and upon the terms specified therein.  Nothing contained herein shall be deemed to preclude or impair any rights that Licensor may have as a creditor in any bankruptcy proceeding.

15. EXPIRATION AND TERMINATION

15.1 Other Rights Unaffected.  Expiration of the Term or termination of this Agreement shall not affect any obligation of either party to make payments to the other hereunder accruing prior to such expiration or termination or in respect to an antecedent breach of this Agreement, and shall not prejudice any other right of either party hereunder including, without limitation, damages for breach and each party agrees to reimburse the other for any reasonable costs and expenses (including reasonable attorneys’ fees) incurred by such other party in enforcing its rights hereunder. Except as required by law, no assignee for the benefit of creditors, receiver, liquidator, sequestrator, trustee in bankruptcy, sheriff or any other officer of the court or official charged with taking over custody of Licensee’s assets shall have the right to continue the performance of this Agreement.

15.2 Termination without Right to Cure.  Licensor shall have the right to immediately terminate this Agreement by giving Licensee a notice of termination, without giving Licensee any right to cure, if Licensee:

(a)	makes an unauthorized disclosure of Confidential Information or Trade Secrets, other than inadvertent disclosures;

(b)	institutes proceedings seeking relief under a bankruptcy act or any similar law, or otherwise violates the provisions of Paragraph 14.1 thereof;

(c)           transfers or agrees to transfer substantially all of its property, its shares of stock or, this Agreement in violation of Paragraph 20.4 hereof;

(d)
exhibits, displays, or distributes unapproved products that bear the Trademarks, which action would reasonably be expected to adversely effect any of the image, prestige, value or ownership of the Trademarks, the Licensed Products or Licensor;

(e)
without the prior written consent of Licensor, uses the Trademarks in an unauthorized or improper manner, other than as a result of inadvertence, which action would reasonably be expected to adversely effect any of the image, prestige, value or ownership of the Trademarks, the Licensed Products or Licensor;

(f)
uses the Trademarks with another trademark or name in connection with the sale of Licensed Products, other than as a result of inadvertence, which action would reasonably be expected to adversely effect any of the image, prestige, value or ownership of the Trademarks, the Licensed Products or Licensor;

(g)	intentionally misrepresents any financial data regarding its business under this Agreement; or

(h)
places, or participates in, any unapproved or prohibited consumer, trade or cooperative advertising including or displaying the Trademarks or the Licensed Products, which action would reasonably be expected to adversely effect any of the image, prestige, value or ownership of the Trademarks, the Licensed Products or Licensor.

15.3 Termination with Right to Cure.

(a)           By Licensor.  If Licensee breaches any of its other obligations under this Agreement, Licensor shall have the right to terminate this Agreement by giving Licensee a notice of intention to terminate.  Termination will become effective automatically and without further notice unless Licensee completely cures the breach within thirty (30) days after the giving of such notice (it being agreed that to cure a breach of Paragraph 7.8 resulting from Licensee’s sale of Licensed Products to an unapproved customer Licensee shall recall all such Licensed Products in such unapproved customer’s possession and pay the fine imposed under Paragraph 7.15 within such thirty (30) day period).  Licensor shall not terminate this Agreement if Licensee fails to achieve the Minimum Sales Level during only one (1) Annual Period in any period of five (5) consecutive Annual Periods, provided that Licensee promptly pays to Licensor the Guaranteed Minimum Royalty for such Annual Period.  Notwithstanding the foregoing, if Licensee fails to achieve the Minimum Sales Level for two (2) Annual Periods during any period of five (5) consecutive Annual Periods, Licensor may issue a notice of termination, which shall be effective thirty (30) days later.  Furthermore, in the event that Licensee fails to sell commercially reasonable quantities of Licensed Products in a territory for two (2) Annual Periods during any period of five (5) consecutive Annual Periods, as set forth in a business plan agreed to by Licensee and Licensor, this Agreement shall be terminable by Licensor as to the territory.

(b)           By Licensee. If Licensor breaches any of its obligations under this Agreement, Licensee shall have the right to terminate this Agreement by giving Licensor a notice of intention to terminate.  Termination shall become effective automatically and without further notice unless Licensor cures the breach within sixty (60) days after the giving of such notice.

15.4 Effect of Expiration or Termination.  Upon expiration of the Term or termination of this Agreement for any reason whatsoever:

(a)           Reversion of Rights.  Except as specified below, all of the rights of Licensee under this Agreement shall terminate and immediately revert to Licensor and Licensee shall immediately discontinue use of the Trademarks, whether in connection with the sale, advertisement or manufacture of Licensed Products or otherwise, and shall not resume the use thereof or adopt any colorable imitation of the Trademarks or any of their components or designs incorporated therein or material parts thereof.

(b)           Royalties.  All royalties on sales theretofore made shall become immediately due and payable.

(c)           Return of Labels and Other Materials.  At Licensor’s option, exercised, if at all, by notice to Licensee within thirty (30) days after the expiration of the Term or termination of this Agreement, as the case may be, Licensee shall (i) promptly destroy, or (ii) convey to Licensor (at a price equal to Licensee’s book value therefor) and free of all liens and encumbrances, all plates, engravings, silkscreens, computer tapes, molds, stitching patterns or the like used to make or reproduce the Trademarks in Licensee’s possession or control, and all items affixed with likenesses or reproductions of the Trademarks in Licensee’s possession or control whether Labels, bags, boxes, tags or otherwise, except such quantity reasonably required by Licensee in connection with its permitted sell off of Licensed Products under Paragraph 15.4(f).  Licensee shall deliver to Licensor, free of charge, all sketches, Designs and the like in its possession or control, designed or approved by Licensor, and all Labels supplied by Licensor in Licensee's possession or control, except such quantity reasonably required by Licensee in connection with its permitted sell off of Licensed Products under Paragraph 15.4(f).  Licensor shall have the option, exercisable upon notice to Licensee within thirty (30) days after such expiration of the Term or termination of this Agreement, to negotiate the purchase of the Labels that were not supplied by Licensor.  If such negotiations do not result in the purchase of those Labels, Licensee shall destroy those Labels under the supervision of Licensor, except such quantity reasonably required by Licensee in connection with its permitted sell off of Licensed Products under Paragraph 15.4(f) and Licensee, shall deliver to Licensor a certificate of destruction signed by an authorized officer of Licensee.

(d)           Pending Orders.  Except as otherwise provided below, Licensee shall be entitled for a period of one hundred eighty (180) days after expiration of the Term or termination of this Agreement, to consummate all sales of Licensed Products that were firm upon the delivery of the Inventory Schedule specified in Paragraph 15.4(e) below,

(e)           Inventory / Right to Purchase.  Within ten (10) business days after expiration of the Term or termination of this Agreement, Licensee shall deliver to Licensor an Inventory Schedule.  The Inventory Schedule shall be prepared as of the close of business on the date of such expiration of the Term or termination of this Agreement and shall reflect the direct cost of each Licensed Product (actual manufacturing cost, not including overhead or any general or administrative expenses).  Licensor shall have the right to conduct a physical inventory of Licensed Products in Licensee's possession or control provided that such physical inventory shall only be done at a mutually agreeable time and in the presence of a representative of Licensee.  Licensor shall have the option, exercisable by notice to Licensee, within thirty (30) days after its receipt of the complete Inventory Schedule, to purchase any or all of the Inventory for an amount equal to Licensee's cost.  In the event Licensor sends such notice, Licensor shall collect and pay for the Inventory it elects to purchase within sixty (60) days after Licensor's notice.

(f)           Inventory / Right to Sell Off.   Except as otherwise provided below, if Licensor does not elect to purchase the Inventory, Licensee may sell off Licensed Products not purchased by Licensor up to a period of                        *                          after the date of expiration of the Term or termination of this Agreement.  Licensee further, shall have the right, in connection with such sell-off, to use the Labels and other materials and, promptly after such sell-off period, Licensee shall destroy all such Labels and materials.

(g)           Non-Conforming Products.                                                      Licensee may not, under any circumstances,  (i) sell Licensed Products that have not been approved in accordance with Paragraph 6.3 above or are in any way non-conforming as to style or quality or; (ii) advertise or promote the Trademarks during the sell-off period without Licensor’s prior written approval. The sell off of Licensed Products shall be subject to all of Licensee's obligations hereunder, including, but not limited to royalty payment obligations.

(h)           Remaining Products.  At the end of such                            *                   period, any Licensed Products remaining in Licensee's possession shall, at the request of and under the supervision of Licensor, be destroyed.

15.5 Freedom to License.  In the event of expiration of the Term or termination of this Agreement or the receipt by Licensor of a notice of termination from Licensee, Licensor shall be free to license to others the use of the Trademarks in connection with the manufacture and sale of Licensed Products in the Territory.

15.6 Royalty Payments on Termination.  Upon termination of this Agreement as a result of a breach by Licensee, the total amount of the Guaranteed Minimum Royalties for the eighteen (18) month period immediately following such termination (or for such shorter period of time that would have remained during the Term if this Agreement is terminated with less than eighteen (18) months remaining before the expiration date of the Term), although not yet due, shall, without notice of demand, remain due and payable in quarterly installments as if this Agreement had not so terminated.  In the event that this Agreement is terminated solely because of Licensee’s failure to meet the Minimum Sales Level for a particular Annual Period, Licensee may continue to ship Licensed Products until the earlier of the following: (i) the commencement of a new license for Licensed Products or (ii) the end of                                                              *                       .  Licensee shall pay Licensor Percentage Royalties in connection with such sales to the extent the same exceeds the Guaranteed Minimum Royalty Payments payable by Licensee to Licensor pursuant to this paragraph.

*CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

16. RELATIONSHIP BETWEEN THE PARTIES

16.1 No Agency
.  Neither of the parties shall represent itself as the agent or legal representative of the others or the other’s affiliates for any purpose whatsoever and shall have no right to create or assume any obligation of any kind, expressed or implied, for or on behalf of them in any way whatsoever.

17. CUSTOMS

17.1 Compliance
. Licensee, as importer of record for the Licensed Products, shall, at all times, fully comply with the terms of the Customs Modernization Act and shall provide to United States Customs and Border Protection (“U.S. Customs”) complete and accurate information relevant to the classification, valuation and admissibility of Licensed Products manufactured in whole, or in part, outside the United States of America.  Licensee shall further provide to U.S. Customs all relevant information and accompanying documentation regarding the payment of royalties, buying commissions, etc., if applicable, in connection with imported Licensed Products.

17.2 Notices to Licensor.
  Licensee shall promptly notify Licensor of any material written or oral communication from or to U.S. Customs relating to the importation of Licensed Products.  Under no circumstances shall Licensee seek any formal Customs ruling in connection with the importation of Licensed Products that may in any way adversely affect Licensor, Licensor’s reputation, the reputation of the Trademarks or the reputation of Licensed Products, without the express written approval of Licensor.

18. INDEMNIFICATION AND INSURANCE

18.1 Indemnification by Licensee.  Licensee shall indemnify, defend, and hold harmless Licensor, Tommy Hilfiger individually, and Licensor’s directors, officers, employees, agents, officials and Affiliates from and against any and all losses, liability, claims, causes of action, damages and expenses (including reasonable attorneys' fees and expenses) that they or any of them may incur or be obligated to pay in any action, claim or proceeding against them or any of them, for or by reason of any acts, whether of omission or commission, that may be committed or suffered by Licensee or any of its servants, agents or employees in connection with or in any way related to Licensee's performance of this Agreement, including Licensee’s use of Licensee’s own designs, in connection with Licensed Products manufactured by or on behalf of Licensee or patent, trademark, copyright or other proprietary rights; provided, however, that Licensor gives Licensee prompt notice of, and full cooperation in the defense against, such claim.  If any action or proceeding is brought or asserted against Licensor in respect of which indemnity may be sought from Licensee under this Paragraph 18.1, Licensor shall promptly notify Licensee thereof in writing, and Licensee shall assume and direct the defense thereof.  Licensor may thereafter, at its own expense, be represented by its own counsel in such action or proceeding. Licensor and Licensee shall keep each other fully advised of all developments and shall cooperate fully with each other and in all respects in connection with any such defense. The provisions of this paragraph and Licensee's obligations hereunder shall survive any termination or rescission of this Agreement.

18.2 Notice of Suit or Claim.  Licensee shall promptly inform Licensor by written notice of any suit or claim against Licensee in connection with or in any way related to Licensee's performance under this Agreement, whether such suit or claim is for personal injury, involves alleged defects in the Licensed Products manufactured, sold or distributed hereunder, or otherwise.

18.3 Indemnification by Licensor.  Licensor shall indemnify, defend, and hold harmless Licensee, and each Affiliate of Licensee and each of their respective parties against any and all liabilities, damages and expense (including reasonable attorneys' fees, costs and expenses) which Licensee may incur or be obligated to pay in any action or claim against Licensee for infringement of any other person's claimed right to use a trademark in the Territory, including such infringements as may be contained in advertising placed by Licensor, but only where such action or claim results from Licensee's use of the Trademarks in the Territory in accordance with the terms of this Agreement.  Licensee shall give Licensor prompt written notice of any such claim or action, and thereupon Licensor shall undertake and conduct the defense of any suit so brought.  It is understood, however, that if there is a dispute between Licensor and Licensee as to whether the suit was brought as a result of Licensee's failure to use the Trademarks in accordance with this Agreement, Licensee may be required to conduct such defense unless and until it is determined that no such misuse of the Trademarks occurred.  In the event appropriate action is not taken by Licensor within thirty (30) days after its receipt of notice from Licensee, Licensee shall have the right to defend such claim or action in its own name, but no settlement or compromise of any such claim or action may be made without the prior written approval of Licensor. In either case, Licensor and Licensee shall keep each other fully advised of all developments and shall cooperate fully with each other and in all respects in connection with any such defense.  Such indemnification will be deemed to apply solely to the amount of the judgment, if any, against Licensee, and sums paid by Licensee in connection with its defense, and will not apply to any consequential damages suffered by Licensee that are not included in the aforementioned judgment.  Such indemnification will not apply to any damages sustained by Licensee by reason of claimed infringement other than those specified above.

18.4 Insurance.

(a)           Requirements.  Without limiting Licensee's liability pursuant to the indemnity provisions of this Agreement, Licensee shall maintain comprehensive general liability insurance in the amount of at least                 *            (combined single limit per occurrence) including property damage liability coverage.  This insurance shall include broad form blanket contractual liability, personal injury liability, advertising injury, liability, products and completed operations liability.  Each coverage shall be written on an "occurrence" form.

(b)           Theft and Destruction Coverage.  Licensee shall purchase insurance against theft and destruction of the Licensed Products that will (i) be written on an "all risk" basis; (ii) provide that Licensee will be reimbursed for loss in an amount equal to the manufacturer's selling price for the products (this may be accomplished by either a selling price endorsement or business interruption insurance); (iii) be in effect while goods are on premises owned, rented or controlled by Licensee and while in transit or storage; and (iv) include a brand and label clause stating that the insurer shall pay the cost of removing the Trademarks from damaged merchandise and relabeling goods.

(c)           General Provisions.  The insurance described in subparagraphs (a) and (b) shall include:  (i) a cross-liability endorsement; (ii) if possible, an endorsement stating that Licensor shall receive at least thirty (30) days written notice prior to cancellation or non-renewal of coverage; (iii) an endorsement naming Licensor as an additional insured as its interests may appear; (iv) an endorsement stating that the insurance required by this Agreement is primary and that any insurance purchased by Licensor shall only apply in excess of the insurance purchased by Licensee; and (v) a waiver of subrogation in favor of Licensor.

(d)           Approved Carrier/Policy Changes.  All insurance shall be obtained from an insurance company rated by A.M. Best as “A” or better.  Licensee shall notify Licensor at least thirty (30) days prior to the cancellation of, or any modification in, such insurance policy that would affect Licensor's status or benefits thereunder.  Licensee may obtain this insurance for Licensor in conjunction with a policy that covers products other than the Licensed Products.

(e)           Evidence of Coverage.  No later than thirty (30) days from the date hereof, Licensee shall furnish to Licensor evidence, in form and substance satisfactory to Licensor, of the maintenance and renewal of the required insurance including, but not limited to, certificates of insurance.

(f)           Territory.  The insurance set forth in this section shall cover the entire Territory.

19. NOTICES

19.1 Manner of Notice
.  Any notice, request for approval, or communication  required or arising out of or under this Agreement shall be in writing and effective only  on the day  after the notice, service or communication is sent by express mail or next business day courier service (e.g., FedEx Courier); or five (5) days after the date of mailing by first class registered mail.  All notices shall be sent to the parties at the addresses listed below or to such other persons and addresses as may be designated in writing by the parties to each other.  The date a notice shall be deemed to be transmitted, sent by overnight air courier or mailed shall be the date at the notifying party’s place of business at the time of transmission, sending or mailing provided that the notice is placed into the hands of the express company or USPS on such date and a receipt is issued therefor.

Payments and:
Statements to LICENSOR:                                                                TOMMY HILFIGER LICENSING, LLC
200 Liberty Way
                                                      Cranbury, New Jersey 08512

All Other Notices to LICENSOR:                                                                TOMMY HILFIGER LICENSING, LLC
                                                      601 West 26th Street, 6th Floor
                                                      New York, NY 10001

                                                            Attn:                                                                           President, Licensing
                                                      Telephone: (212) 548-1341
Facsimile: (646) 304-2834

with a copy to:                                                      TOMMY HILFIGER U.S.A., INC.
601 West 26th Street
New York, New York  10001
Attention:  Legal Department

To Licensee:                                                          MOVADO GROUP, INC.
650 From Road, Ste. 375
Paramus, NJ 07652-3556
                                                               Attention: President – Licensed Brands
Telephone: 201 267 8076
Facsimile: 201 267 8081

with a copies to:                                                   MOVADO GROUP, INC.
650 From Road, Ste. 375
Paramus, NJ 07652-3556
Attention: President – Tommy Hilfiger Watches
Telephone: 201 267 8340
Facsimile: 201 267 8081

                                                             Attention: General Counsel
Telephone: 201 267 8105
Facsimile: 201 267 8050

20. MISCELLANEOUS

20.1 Benefit
.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, and to their permitted successors and assigns.

20.2 Entire Agreement; Amendment
.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and this Agreement may not be amended or modified, except in a writing signed by both parties hereto.

20.3 Non-Waiver
.  The failure of either party to enforce at any time any term, provision or condition of this Agreement, or to exercise any right or option herein, except Licensee’s request for Extension, shall in no way operate as a waiver thereof, nor shall any single or partial exercise preclude any other right or option herein; and no waiver whatsoever shall be valid unless in writing, signed by the waiving party, and only to the extent set forth in such writing.

20.4 No Assignment Without Consent
.  The license and rights granted to Licensee hereunder

are personal in nature, and Licensee may not sell, transfer, lease, sublicense or assign this Agreement or its rights or interest hereunder, or any part hereof, by operation of law or otherwise, without the prior written consent of Licensor, which consent may be withheld in Licensor’s sole discretion. A sale or other transfer of all or substantially all of the assets of Licensee, or a change or assumption of control of Licensee, shall be deemed an assignment of Licensee’s rights and interests under this Agreement to which the terms and conditions of this Paragraph 20.4 of this Agreement shall apply. Notwithstanding the foregoing, Licensee shall have the right, upon written notice to Licensor, to assign this Agreement to an Affiliate; provided, however, that in such event Licensee unconditionally guarantees the performance and obligations of such Affiliate under this Agreement.

20.5 Assignment by Licensor
.  Licensor has a complete and unrestricted right to sell, transfer, lease or assign its rights and interests in this Agreement to person or entity, providing that such transferee agrees to be bound by all of the terms and obligations of Licensor hereunder and has the requisite rights in the Trademarks to fulfill its obligations hereunder.  When Licensor wishes to sell, transfer, lease or assign its rights and interests in this Agreement, Licensor shall give reasonable notice to Licensee.

20.6 Severability
.  If any provision or any portion of any provision of this Agreement is construed to be illegal, invalid, or unenforceable, such shall be deemed stricken and deleted from this Agreement to the same extent and effect as if never incorporated herein, but all other provisions of this Agreement and any remaining portion of any provision which is not deemed illegal, invalid or unenforceable in part shall continue in full force and effect.

20.7 Governing Law
.  This Agreement has been negotiated, prepared, executed and delivered in several jurisdictions, including the State of New York, United States of America.  Accordingly, in order to establish with certainty that this Agreement shall be governed by one body of well-developed commercial law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to the conflicts of laws principles thereof), applicable to contracts executed and fully to be performed therein, to the exclusion of any other applicable body of governing law including, without limitation, the United Nations Convention on Contracts for the International Sale of Goods.

20.8 Jurisdiction
.  The parties hereby consent to the exclusive jurisdiction of the United States District Court for the Southern District of New York and any of the courts of the State of New York in any dispute arising from or related to this Agreement and agree further that service of process or notice in any such action, suit or proceeding will be effective if in writing and issued as provided in Paragraph 19.1 hereof.

20.9 Exhibits
.  All Exhibits are incorporated into this Agreement.  Licensor may revise its reporting, approval and related forms at any time at its sole discretion.

20.10 Headings
.  The headings of the Articles and Paragraphs of this Agreement are for convenience only and in no way limit or affect the terms or conditions of this Agreement.

20.11 Counterparts
.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

 20.12 Force Majeure; Delays.  Neither party shall be liable for delay, non-delivery, or the performance of any other term or condition of the Agreement due to causes beyond its reasonable control, including but not limited to acts of God, natural or human-caused disasters such as flood and fire, a public enemy, war (declared or undeclared), civil disturbance, actions of or failures by third parties including suppliers, labor disputes, compliance with governmental regulations or other authority, transit interruptions, or the inability of freight forwarders or carriers to complete shipments in accordance with instructions.  If such condition continues for a period of more than ninety (90) days, Licensor shall have the right to terminate this Agreement.  If the force majeure does not impact Licensee directly but it prevents Licensee from manufacturing and/or delivering Licensed Products, due to an inability to obtain fabric or other materials, destruction of manufacturing facilities, inability to deliver finished product, or similar conditions, Licensee shall have no more than one hundred twenty (120) days to find alternate sources and Licensee shall advise Licensor on a weekly basis of the progress it has made in that regard.  If, in Licensor's reasonable opinion, Licensee fails to diligently proceed to obtain alternate sources, or if the condition continues for more than one hundred twenty (120) days, whichever first occurs, Licensor shall have the right to terminate this Agreement.

20.13 Survival.  The following provisions shall survive Termination or rescission of this Agreement:  Article 1, Article 12, Article 15 and Article 18 in their entirety, and Paragraphs 7.7, 7.8, 7.14, 7.15, 8.8 (for 180 days following expiration or termination of the Agreement), 8.9, 9.5, 19.1, 20.4, 20.10 and 20.11.  For the avoidance of doubt, the failure to identify a provision of this Agreement in the preceding sentence shall not be construed as evidence that the parties intended such provision not survive Termination or rescission of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple duplicates by their authorized representatives as of the day and year first above written.

MOVADO GROUP, INC.	TOMMY HILFIGER LICENSING LLC
By: /s/ Timothy F. Michno	By: /s/ Anne Marino
Name: Timothy F. Michno	Name: Anne Marino
Title: General Counsel	Title: President

SWISSAM PRODUCTS LIMTED

By:  /s/ Timothy F. Michno
Name: Timothy F. Michno
Title: Director

EXHIBIT A

LICENSED PRODUCTS

Men’s and women’s watches.  As provided in Paragraph 2.4, men’s and women’s Jewelry Products.

EXHIBIT B

TRADEMARKS

Trademarks	Registration Number	International Class

TOMMY HILFIGER

FLAG/LOGO DESIGN

TOMMY

TOMMY GIRL

EXHIBIT C

ORGANIZATION CHART

ORGANIZATIONAL CHART – TOMMY HILFIGER WATCHES

* *CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 PURSUANT TO RULE 24b-2 OF THE 1934 ACT.

EXHIBIT D

DESIGN, TIME AND ACTION CALENDAR

Tommy Hilfiger 2009 CALENDAR (Guideline)

                                                                      *

*CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

Tommy Hilfiger 2010 CALENDAR (Guideline)

*

*CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT
TOMMY HILFIGER JEWELRY CALENDAR
MARKET: FW 2010

                                                                                                Calendar
Project Phase       Task #      Task Name      Assigned To Start Date      Calendar Finish Date

                                                                      *

*CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

EXHIBIT E

TOMMY HILFIGER LICENSING, LLC
SUPPLIER CODE OF CONDUCT

We, at the Tommy Hilfiger Corporation (hereinafter "Tommy Hilfiger"), are proud of our tradition of conducting our business in accordance with the highest ethical standards and in compliance with the laws of the United States and of the countries in which we produce, buy and sell our products.

Tommy Hilfiger is committed to legal compliance and ethical business practices in all operations and seeks to do business with suppliers who share that commitment.  Tommy Hilfiger actively seeks to engage as its suppliers, companies which offer their workers safe and healthy workplaces.

Tommy Hilfiger will not tolerate exploitative or abusive conditions once known.  The Tommy Hilfiger Licensing, LLC Supplier Code of Conduct (hereinafter the "Code of Conduct") defines our minimum expectations.  No Code can be all inclusive, but we expect our suppliers to act reasonably in all respects and to ensure that no abusive, exploitative or illegal conditions exist at their workplaces, or those of their manufacturers, subcontractors and suppliers.

Tommy Hilfiger requires its suppliers to extend principles of fair and honest dealing to all others with whom they do business, including employees, manufacturers, subcontractors and other third parties. We also require our suppliers to ensure and to certify to us that no abusive, exploitative or illegal conditions exist at their workplaces and those of their manufacturers, subcontractors and suppliers.

Tommy Hilfiger will only do business with suppliers who obey the laws of the country in which they operate and the principles expressed in this Code of Conduct.

Tommy Hilfiger will only do business with suppliers who have certified to us that their business practices and those of their manufacturers, subcontractors and suppliers are lawful, ethical and in compliance with the principles set forth in this Code of Conduct. Moreover, Tommy Hilfiger will only do business with suppliers who have agreed to be subjected to the scrutiny of the Tommy Hilfiger Supplier Monitoring Program under which they and their manufacturers, subcontractors and suppliers will be inspected and evaluated to ensure their compliance with this Code of Conduct.

Forced Labor:  Tommy Hilfiger will not purchase products or components thereof from manufacturers, subcontractors and suppliers that use forced labor, prison labor, indentured labor or exploited bonded labor, or permit their suppliers to do so.

Child Labor:  Tommy Hilfiger will not purchase products or components thereof manufactured by persons younger than 15 years of age or younger than the age of completing compulsory education in the country of manufacture where such age is higher than 15.

Harassment or Abuse:  Tommy Hilfiger manufacturers, subcontractors and suppliers must treat their employees with respect and dignity.  No employee shall be subject to physical, sexual or psychological harassment or abuse.

Nondiscrimination:  Tommy Hilfiger manufacturers, subcontractors and suppliers shall not subject any person to discrimination in employment, including hiring, salary, benefits, advancement, discipline, termination or retirement, on the basis of gender, race, religion, age, disability, sexual orientation, nationality, political opinion, or social or ethnic origin.

Health and Safety:  Tommy Hilfiger manufacturers, subcontractors and suppliers shall provide a safe and healthy working environment to prevent accidents and injury to health arising out of, linked with, or occurring in the course of work or as a result of the operation of employer facilities. Employers must fully comply with all applicable workplace conditions, safety and environmental laws.

Freedom of Association:  Tommy Hilfiger manufacturers, subcontractors and suppliers shall recognize and respect the right of employees to freely associate in accordance with the laws of the countries in which they are employed.

Wages and Benefits: Tommy Hilfiger manufacturers, subcontractors and suppliers recognize that wages are essential to meeting employees' basic needs.  Tommy Hilfiger manufacturers, subcontractors and suppliers shall pay employees at least the minimum wage required by local law regardless of whether they pay by the piece or by the hour and shall provide legally mandated benefits.

Work Hours: Tommy Hilfiger manufacturers, subcontractors and suppliers shall not require their employees to work more than the limits on regular and overtime hours allowed by the law of the country of manufacture.  Except under extraordinary business circumstances, Tommy Hilfiger manufacturers', subcontractors' and suppliers' employees shall be entitled to one day off in every seven day period.  Tommy Hilfiger manufacturers, subcontractors and suppliers must inform their workers at the time of their hiring if mandatory overtime is a condition of their employment. Tommy Hilfiger manufacturers, subcontractors and suppliers shall not compel their workers to work excessive overtime hours.

Overtime Compensation: Tommy Hilfiger manufacturers', subcontractors' and suppliers' employees, shall be compensated for overtime hours at such premium rate as is legally required in the country of manufacture or, in countries where such laws do not exist, at a rate at least equal to their regular hourly compensation rate.

Contract Labor: Tommy Hilfiger manufacturers, subcontractors and suppliers shall not use workers obligated under contracts which exploit them, which deny them the basic legal rights available to people and to workers within the countries in which they work or which are inconsistent with the principles set forth in this Code of Conduct.

Legal and Ethical Business Practices: Tommy Hilfiger manufacturers, subcontractors and suppliers must fully comply with all applicable local, state, federal, national and international laws, rules and regulations including, but not limited to, those relating to wages, hours, labor, health and safety, and immigration.  Tommy Hilfiger manufacturers, subcontractors and suppliers must be ethical in their business practices.

Penalties: Tommy Hilfiger reserves the right to terminate its business relationship with any supplier who violates this Code of Conduct or whose manufacturers, subcontractors or suppliers violate this Code of Conduct.  Tommy Hilfiger reserves the right to terminate its business relationship with suppliers who fail to provide written confirmation to Tommy Hilfiger that they have a program in place to monitor their manufacturers, subcontractors and suppliers for compliance with this Code of Conduct.

EXHIBIT F

MINIMUM SALES LEVELS

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*CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

EXHIBIT G

GUARANTEED MINIMUM ROYALTY

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*CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

EXHIBIT H

COMPETITIVE BRANDS

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Any derivatives of the above-listed names are also deemed competitive.

*CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

EXHIBIT I

APPROVED CUSTOMERS IN JAPAN

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*CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT

EXHIBIT J

INITIAL BUSINESS PLAN

TOMMY HILFIGER Jewelry Business Plan (Projected)

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TOMMY HILFIGER Jewelry Launch (FY11)

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*CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT